Exhibit 10.2

Execution Version

EQUITY PURCHASE AND COMMITMENT AGREEMENT

AMONG

hertz GLOBAL hOLDINGS, INC.,

AND

THE EQUITY COMMITMENT PARTIES HERETO

Dated as of April 3, 2021

ANNEXES

Annex A	Terms of Preferred Stock
Annex B	Rights Offering Procedures

SCHEDULES

Schedule 1	Equity Commitment Parties, Equity Commitment Percentages Company Disclosure Schedules
Schedule 6.13	HIL Debt Commitment Parties

EQUITY PURCHASE AND COMMITMENT AGREEMENT

THIS EQUITY PURCHASE AND COMMITMENT AGREEMENT (this “Agreement”), dated as of April 3, 2021, is made by and among Hertz Global Holdings, Inc. (including as debtor in possession and a reorganized debtor, as applicable) (the “Company”), on the one hand, and the Equity Commitment Parties. The Company and the Equity Commitment Parties are referred to herein, individually, as a “Party” and, collectively, as the “Parties.” Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof or, if not defined therein, shall have the meanings given to them in the Plan.

RECITALS

WHEREAS, the Company, certain of its subsidiaries and affiliates as Debtors, one or more funds associated with Warburg Pincus LLC (“WP”), Centerbridge Partners L.P. (“Centerbridge”) and Dundon Capital Partners LLC (“Dundon” and together with WP and Centerbridge, the “PE Sponsors”) and certain other parties in their capacity as owners, beneficial owners or managers or advisors of funds or accounts that are beneficial owners, of Claims in respect of the following obligations of the Company (the “Initial Consenting Noteholders” and, together with the PE Sponsors, the “Plan Sponsors”): (a) the 6.25% Senior Notes due 2022; (b) the 5.50% Senior Notes due 2024; (c) the 7.125% Senior Notes due 2026; (d) the 6.00% Senior Notes due 2028; and (e) the obligations under that certain Credit Agreement, dated as of December 13, 2019, as amended, supplemented, or otherwise modified from time to time (the Claims under clauses (a) through (e) above, collectively, the “Senior Notes/ALOC Claims” and, the holders thereof, the “Unsecured Noteholders”) are, substantially contemporaneously with the execution of this Agreement, entering into a Plan Support Agreement (together with all exhibits thereto, as may be amended, supplemented or otherwise modified from time to time, the “Plan Support Agreement”), which (a) obligates the parties thereto to support the restructuring of the Company’s indebtedness and other obligations pursuant to the Plan filed as of April 3, 2021 in the Company’s jointly-administered voluntary cases, styled as In re The Hertz Corporation., et al., Case No. 20-11218 (the “Chapter 11 Cases”) that are pending under title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as it may be amended from time to time, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), implementing the terms and conditions of the Restructuring Transactions and (b) requires that the Plan be consistent with the Plan Support Agreement;

WHEREAS, pursuant to the Plan and this Agreement, and in accordance with the Rights Offering Procedures, as a source of funding for the Restructuring Transactions, the Company will conduct a Rights Offering that will provide eligible Unsecured Funded Debt Holders with the right to purchase common stock of the Reorganized Company (the “Common Stock”) issued on the Effective Date; and

WHEREAS, pursuant to the Plan and subject to the terms and conditions contained in this Agreement, as a source of funding for the Restructuring Transactions, the Company has agreed to sell and issue to, and each Direct Equity Investor has agreed to subscribe for and purchase, on a several and not joint basis, its Direct Investment Portion of 15,400,000 shares of Series A Convertible Preferred Stock of the Reorganized Company having the rights described in Annex A hereto (the “Preferred Stock” and together with the Common Stock, the “Shares”), and 116,575,894 shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Company and the Equity Commitment Parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.1      Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided, that for purposes of this Agreement, neither any Equity Commitment Party nor any Related Purchaser shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by being a Party to this Agreement and performing its obligations hereunder. “Affiliated” has a correlative meaning.

“Affiliated Fund” means any investment fund (including sub-fund), other entity or account the primary investment manager to which is a Plan Sponsor, an Equity Commitment Party or an Affiliate thereof.

“Agreement” has the meaning set forth in the preamble.

“Alternative Transaction” means any transaction with respect to a plan of reorganization or liquidation, dissolution, winding up, merger, consolidation, business combination, joint venture, partnership, sale of material assets or equity interests of the Company and its Subsidiaries taken as a whole, or any other restructuring involving the Debtors without the prior written consent of the Requisite Equity Commitment Parties that renders the Restructuring or the Plan unable to be consummated on the terms set forth in the Plan and this Agreement, or would reasonably be expected to materially frustrate the economic and legal effects of the Restructuring, the Plan or this Agreement, in each case excluding the transactions contemplated by the Donlen Purchase Agreement and any transaction permitted by Section 6.3(b) or Section 6.3(b) of the Company Disclosure Schedules.

“Alternative Transaction Proposal” has the meaning set forth in Section 6.11(b).

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity, whether domestic or foreign, having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any of them.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other Law, whether domestic or foreign, governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Applicable Consent” has the meaning set forth in Section 4.7.

“Available Shares” means the Direct Investment Shares, Rights Offering Shares, and Unsubscribed Shares that any Equity Commitment Party fails to purchase as a result of an Equity Commitment Party Default.

“Backstop Commitment Purchasers” has the meaning set forth in Section 2.7(f).

“Backstop Investor” means the Parties identified on Schedule 1 hereto that have a percentage set forth across from such Party on Schedule 1 hereto in the column labeled “Additional Investor Equity Commitment” (subject to the transfer provisions of Section 2.7 hereof).

“Backstop Percentage” means the percentage ascribed to each Backstop Investor as its Backstop Percentage as set forth on Schedule 1 hereto in the column labeled “Additional Investor Equity Commitment” (subject to the transfer provisions of Section 2.7 hereof).

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

“beneficial ownership” means, the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Claims (as defined in the Plan Support Agreement) against or Interests (as defined in the Plan Support Agreement) in any of the Debtors or the rights to acquire such Claims or Interests.

“Burdensome Condition” has the meaning set forth in Section 6.10(f).

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Centerbridge” has the meaning set forth in the Recitals.

“Certificate of Designation” means that certain Series A Convertible Preferred Stock Certificate of Designation setting forth the terms governing the Preferred Stock, which shall be consistent with the Plan, the Plan Support Agreement and this Agreement, including the terms set forth in Annex A hereto, and otherwise in form and substance acceptable to the Company and the Requisite Equity Commitment Parties.

“CFIUS” means the interagency Committee on Foreign Investment in the United States.

“CFIUS Approval” means that (i) the Joint Filing Parties have received written notice from CFIUS that CFIUS has determined that the transactions contemplated by this Agreement are not “covered transactions” and are not subject to review under the CFIUS Statute, (ii) the Joint Filing Parties have received a written notice issued by CFIUS that it has concluded an assessment, review or investigation with respect to the transactions contemplated by this Agreement, determined that there are no unresolved national security concerns, and has therefore terminated all action under the CFIUS Statute, (iii) if CFIUS has sent a report (the “CFIUS Report”) to the President of the United States (“POTUS”) requesting POTUS’ decision, then POTUS has (A) announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (B) not taken any action to suspend or prohibit the transactions contemplated by this Agreement after 15 days from the date of receipt of the CFIUS Report, or (iv) if the Joint Notice was submitted in the form of a declaration, the parties to such Joint Notice have received a written notice from CFIUS that it has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action with respect to the declaration but has not requested the submission of a joint voluntary notice and the Equity Commitment Party that sought such approval and the Company have together determined not to submit a joint voluntary notice.

“CFIUS Statute” means Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, as it may be further amended, modified, supplemented or replaces from time to time and including all applicable regulations and interim rules promulgated thereunder.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.6.

“Closing Date” has the meaning set forth in Section 2.6.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Schedule” means Schedule 1 to this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Common Per Share Purchase Price” means $18.77.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the preamble.

“Company Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), other than a foreign plan or a Multiemployer Plan, established by, maintained or contributed to or required to be contributed to by any Debtor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Company Board” has the meaning set forth in Section 6.11(b).

“Company Disclosure Schedules” means the disclosure schedules delivered by the Company to the Equity Commitment Parties on the date of this Agreement.

“Company Organizational Documents” means collectively, the organizational documents of the Company, including any certificate of formation or incorporation, applicable charter, articles of incorporation, limited liability company agreement, bylaws, Certificate of Designation or any similar documents, in each case which shall be consistent with the Plan, the Plan Support Agreement and this Agreement.

“Company SEC Documents” means all of the registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Company.

“Confirmation Order” means a Final Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Contract” means any binding agreement, contract or instrument, whether oral or written, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, but excluding the Plan.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or agency or otherwise. “Controlled” has a correlative meaning.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, directive, guidelines or recommendations by any Governmental Entity, or any Company policies in furtherance thereof, in connection with or in response to COVID-19, and any reasonable actions taken or planned to be taken in response thereto.

“D&O Indemnified Persons” has the meaning set forth in Section 6.12(a).

“Debtors” means, collectively (i) the Hertz Corp.; (ii) the Company; (iii) Thrifty Rent-A-Car System, LLC; (iv) Thrifty, LLC; (v) Dollar Thrifty Automotive Group, Inc.; (vi) Firefly Rent A Car LLC; (vii) CMGC Canada Acquisition ULC; (viii) Hertz Aircraft, LLC; (ix) Dollar Rent A Car, Inc.; (x) Dollar Thrifty Automotive Group Canada Inc.; (xi) Donlen Corporation; (xii) Donlen FSHCO Company; (xiii) Hertz Canada Limited; (xiv) Donlen Mobility Solutions, Inc.; (xv) DTG Canada Corp.; (xvi) DTG Operations, Inc.; (xvii) Hertz Car Sales LLC; (xviii) DTG Supply, LLC; (xix) Hertz Global Services Corporation; (xx) Hertz Local Edition Corp.; (xxi) Hertz Local Edition Transporting, Inc.; (xxii) Donlen Fleet Leasing Ltd.; (xxiii) Hertz System, Inc.; (xxiv) Smartz Vehicle Rental Corporation; (xxv) Thrifty Car Sales, Inc.; (xxvi) Hertz Technologies, Inc.; (xxvii) TRAC Asia Pacific, Inc.; (xxviii) Hertz Transporting, Inc.; (xxix) Rental Car Group Company, LLC; and (xxx) Rental Car Intermediate Holdings, LLC provided, that none of the Seller Entities or Acquired Subsidiaries (each as defined in the Donlen Purchase Agreement) shall constitute Debtors, for the purpose of Article IV and Article VI.

“Defaulting Equity Commitment Party” means, in respect of an Equity Commitment Party Default that is continuing, the applicable defaulting Equity Commitment Party.

“DIP Facility” means the post-petition financing facility issued pursuant to the DIP Credit Agreement and the DIP Order, consisting of a $1,650,000,000 senior secured multiple draw term loan credit facility.

“Direct Equity Investor” means each PE Sponsor identified as a Direct Equity Investor on Schedule 1 hereto.

“Direct Investment Amount” means the Direct Investment Common Amount and the Direct Investment Preferred Amount.

“Direct Investment Commitment” has the meaning set forth in Section 2.3.

“Direct Investment Common Amount” means $565,000,000.

“Direct Investment Common Shares” means a number of shares of Common Stock equal to the Direct Investment Common Amount divided by the Common Per Share Purchase Price.

“Direct Investment Portion” means, with respect to each Direct Equity Investor, the number of Direct Investment Common Shares and Direct Investment Preferred Shares ascribed to such Direct Equity Investor on Schedule 1 hereto.

“Direct Investment Preferred Amount” means $385,000,000.

“Direct Investment Preferred Shares” means a number of shares of Preferred Stock equal to the Direct Investment Preferred Amount divided by the Preferred Per Share Purchase Price.

“Direct Investment Shares” means the Direct Investment Common Shares and the Direct Investment Preferred Shares.

“Disclosure Statement” has the meaning set forth in the Plan Support Agreement.

“Disclosure Statement Order” means that certain order of the Bankruptcy Court approving the Disclosure Statement, subject to the Plan Sponsor Consent Rights.

“Donlen Purchase Agreement” means that certain Stock and Asset Purchase Agreement, dated as of November 25, 2020, as amended, by and among, the Company, Donlen Corporation and each of the subsidiaries of Donlen as set forth therein and Freedom Acquirer LLC.

“Dundon” has the meaning set forth in the Recitals.

“Effective Date” means the date upon which (a) no stay of the Confirmation Order is in effect, (b) all conditions precedent to the consummation of the transactions contemplated by this Agreement and the effectiveness of the Plan have been satisfied or are waived in accordance with the terms hereof and thereof, as the case may be, and (c) the Restructuring and the other transactions to occur on such date pursuant to the Plan become effective or are consummated.

“Emergency Event” means (a) any epidemic, pandemic, disease outbreak, or public health crisis including outbreaks or additional waves of outbreaks of any contagious diseases (including influenza, COVID-19 or any variation thereof), cyberattacks, terrorism, cyberterrorism, force majeure events or “acts of God”, or (b) any other Event that threatens health, safety or the environment.

“Emergency Response” means any reasonable emergency or immediate remedial or protective action taken or determined or committed to be taken by the Company or any of its Subsidiaries, that is, in their good faith reasonable determination in the best interests of the Company and its Subsidiaries, as applicable, in response to any Emergency Event.

“End Date” has the meaning set forth in Section 9.2(b)(i).

“Environmental Laws” means all Laws relating to pollution, protection of the environment, or the preservation or reclamation of natural resources.

“EPCA Approval Obligations” means the obligations of the Company and the other Debtors under this Agreement and the EPCA Approval Order.

“EPCA Approval Order” means an Order of the Bankruptcy Court that is not stayed (under Bankruptcy Rule 6004(h) or otherwise) that (a) authorizes the Company (on behalf of itself and the other Debtors) to enter into and perform under this Agreement, including all exhibits and other attachments, and (b) provides that the Termination Payment, Expense Reimbursement and the indemnification provisions contained herein shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Debtors as provided in this Agreement without further Order of the Bankruptcy Court.

“Equity Commitment” has the meaning set forth in Section 2.3.

“Equity Commitment Party” means each Backstop Investor, each Initial Consenting Noteholder committing, severally and not jointly, to exercise all Subscription Rights that are issued to it in accordance with the terms herein, and each Direct Equity Investor.

“Equity Commitment Party Default” means the failure by any Equity Commitment Party to (a) exercise all Subscription Rights and purchase all Rights Offering Shares pursuant to its Rights Offering Equity Commitment it in accordance with Section 2.5(a), or (b)  deliver and pay in accordance with Section 2.5(b) the aggregate Common Per Share Purchase Price for the Common Stock such Equity Commitment Party is obligated to purchase pursuant to its Rights Offering Backstop Commitment or (c) deliver and pay in accordance with Section 2.5(b) the aggregate Per Share Purchase Price for the Direct Investment Shares such Equity Commitment Party is obligated to purchase pursuant to its Direct Investment Commitment.

“Equity Commitment Party Replacement” shall have the meaning set forth in Section 2.4(a).

“Equity Commitment Party Replacement Period” shall have the meaning set forth in Section 2.4(a).

“Equity Commitment Percentage” means, with respect to any Equity Commitment Party, the total amount of such Equity Commitment Party’s Equity Commitment as a proportion of the Equity Commitments of all Equity Commitment Parties, determined as of the relevant measurement date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any of the Debtors, is, or at any relevant time during the past six years was, treated as a single employer under any provision of Section 414 of the Code.

“Escrow Account” has the meaning set forth in Section 2.5(a).

“Escrow Account Funding Date” has the meaning set forth in Section 2.5(b).

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Equity Commitment Party Purchaser” has the meaning set forth in Section 2.7(b).

“Exit ABS Facilities” means an asset-backed securitization facility that will refinance (i) the HVF II Facility and (ii) the Interim Fleet Financing Facility (unless the Company elects not to refinance the Interim Fleet Financing Facility prior to the Closing, which election the Company shall be permitted to make with the consent of the Requisite Equity Commitment Parties, such consent not to be unreasonably withheld), which facility shall be consistent with the Plan, the Plan Support Agreement and this Agreement, and otherwise in form and substance acceptable to the Company and the Requisite Equity Commitment Parties.

“Exit Revolving Credit Facility” means a senior secured revolving credit facility in an aggregate commitment amount of $1,500,000,000 (as such amount may be adjusted with the approval of the Company and the Requisite Equity Commitment Parties), with the capacity for the issuance of letters of credit, secured by a first Lien on substantially all assets of the reorganized Hertz Corp. and the Subsidiary Guarantors thereunder (except Donlen Corporation and its Subsidiaries), which shall be consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Company and the Requisite Equity Commitment Parties.

“Exit Term Loan Facility” means a senior secured term credit facility in a principal amount of $1,300,000,000 (as such amount may be adjusted with the approval of the Company and the Requisite Equity Commitment Parties), secured by a first Lien on substantially all assets of the reorganized Hertz Corp. and the Subsidiary Guarantors thereunder (except Donlen Corporation and its Subsidiaries), which shall be consistent with the Plan, the Plan Support Agreement and this Agreement, and otherwise in form and substance acceptable to the Company and the Requisite Equity Commitment Parties.

“Expense Reimbursement” has the meaning set forth in Section 3.1(a).

“Filing Party” has the meaning set forth in Section 6.10(b).

“Final Order” means, as applicable, an Order of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the Order could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such Order, or has otherwise been dismissed with prejudice; provided, however, that the possibility of a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or local rules of the Bankruptcy Court, may be filed relating to such Order shall not prevent such Order from being a Final Order.

“Financial Reports” has the meaning set forth in Section 6.6.

“Financing Uses” has the meaning set forth in Section 5.10(b).

“Form 10-K” has the meaning set forth in Section 4.8.

“Funding Notice” has the meaning set forth in Section 2.5(a).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any federal, municipal, state, provincial, territorial, local or foreign governmental or quasi-governmental, administrative, taxing or regulatory authority, department, agency, board, bureau, official, commission, body or other similar authority or instrumentality (including any self-regulatory authority, securities exchange, court or similar tribunal).

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation under any Environmental Law.

“Hertz Corp.” means The Hertz Corporation.

“HIL Debt Commitment Letter” has the meaning set forth in Section 5.10(b).

“HIL Debt Commitment Parties” has the meaning set forth in Section 5.10(b).

“HIL Debt Financing” has the meaning set forth in Section 5.10(b).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

“Indemnified Claim” has the meaning set forth in Section 8.2.

“Indemnified Person” has the meaning set forth in Section 8.1.

“Indemnifying Parties” has the meaning set forth in Section 8.1.

“Intellectual Property Rights” has the meaning set forth in Section 4.14(b).

“IRS” means the United States Internal Revenue Service.

“Joint Filing Party” has the meaning set forth in Section 6.10(c).

“Joint Notice” means a declaration or a joint voluntary notice submitted by the Joint Filing Parties to CFIUS or, if required by CFIUS, a declaration followed by a joint voluntary notice submitted by the Joint Filing Parties.

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of Paul E. Stone, Kungyu (“Kenny”) Cheung, Scott Massengill and M. David Galainena.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” has the meaning set forth in Section 4.12.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Losses” has the meaning set forth in Section 8.1.

“Marketing Period” means the first period of twenty (20) consecutive days after entry of the Confirmation Order during which the HVF III asset-backed securitization facility is marketed to potential investors.

“Material Adverse Effect” means any Event which individually, or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company and its Subsidiaries, taken as a whole, to perform their obligations under, or to consummate the transactions contemplated by this Agreement, in each case except to the extent it results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any change after December 31, 2020 in global, national or regional political conditions, any natural disasters, man-made disasters, epidemics, pandemics, disease outbreaks, or public health crises including outbreaks or additional waves of outbreaks of any contagious diseases (including influenza, COVID-19 or any variation thereof), hostilities, acts of war (whether or not declared), sabotage, civil unrest, cyberattacks, terrorism, cyberterrorism, military actions, national emergencies or force majeure events or “acts of God”, or any escalation or material worsening thereof any change in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Company or its Subsidiaries operate, including any change in the United States or applicable foreign economies or securities, commodities or financial markets; (ii) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby (including any act or omission of the Company and its Subsidiaries to operate as expressly required or prohibited, as applicable, by the Plan Support Agreement or this Agreement or consented to or required by the Requisite Equity Commitment Parties in writing); (iv) changes in the market price or trading volume of the claims or equity or debt securities of the Company and its Subsidiaries (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) the filing or pendency of the Chapter 11 Cases; (vi) any action taken by the Plan Sponsors or its Affiliates with respect to the Company or any of its Subsidiaries (including through such persons’ participation in the Chapter 11 Cases); (vii) the occurrence of an Equity Commitment Party Default; (viii) any matters expressly disclosed in the Company Disclosure Schedules, Company SEC Documents filed from and after December 31, 2020 through the date hereof (excluding disclosures contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive, cautionary or forward looking in nature), or the Disclosure Statement as filed on or prior to the date hereof; and (ix) failure of the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions (but not the underlying facts giving rise to such departure unless such facts are otherwise excluded pursuant to the clauses contained in this definition); provided, that the exceptions in clauses (i) or (ii) shall not apply to the extent that such Event is materially and disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries, markets or geographies in which the Company and its Subsidiaries operate.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which any of the Debtors is a party or (b) solely for purposes of Section 4.22 (and not for purposes of Section 6.3) any Contracts to which any of the Debtors is a party that is likely to reasonably involve consideration payable by the Debtor of more than $20,000,000, in the aggregate, over the twelve month period from the date hereof, has a term of greater than one year and is not cancelable without material penalty on not more than thirty (30) days’ notice.

“Milbank LLP” has the meaning set forth in Section 3.1(a).

“Money Laundering Laws” has the meaning set forth in Section 4.24.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any of the Debtors or any ERISA Affiliate is making or accruing an obligation to make contributions, has within any of the preceding six plan years made or accrued an obligation to make contributions, or each such plan with respect to which any such entity has any actual or contingent liability or obligation.

“New Reorganized Debt” means the Exit Term Loan Facility, the Exit Revolving Credit Facility and the Exit ABS Facilities as set forth in the Plan.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.

“Outside Date” has the meaning set forth in Section 9.2(b)(i).

“Party” has the meaning set forth in the preamble.

“PCAOB” has the meaning set forth in Section 4.8.

“Per Share Purchase Price” means the Preferred Per Share Purchase Price and the Common Per Share Purchase Price, as the case may be.

“Permitted Liens” means (a) Liens for Taxes that (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto in accordance with GAAP or (iii) the nonpayment of which is permitted or required by the Bankruptcy Code; (b) landlord’s, operator’s, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property incurred in the ordinary course of business and as otherwise not prohibited under this Agreement, for amounts that do not detract from the value of, or impair the use of, the Real Property or personal property of the Debtors in a manner which is material to the Company and its Subsidiaries taken as a whole, or, if for amounts that do so detract from the value of, or impair the use of, the Real Property or personal property of the Debtors, if such Lien is being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property; provided, that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property; (d) easements, covenants, conditions, minor encroachments, rights of way, restrictions and other similar matters adversely affecting title to any Real Property and other title defects and encumbrances that do not or would not impair, in a manner material to the Company and its Subsidiaries taken as a whole, the use or occupancy of such Real Property or the operation of the Debtors’ business and all matters disclosed in the real property records of the counties (or equivalent) in which the Real Property or any portion thereof is located; (e) Liens granted under any Contracts with respect to any Real Property or personal property incurred in the ordinary course of business and that do not, in a manner material to the Company and its Subsidiaries taken as a whole, detract from the value of, or impair the use of, any of the Real Property or personal property of any of the Debtors; (f) Liens granted in connection with the New Reorganized Debt and any Lien permitted by the New Reorganized Debt; (g) Liens listed on Section 1.1 of the Company Disclosure Schedules; and (h) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Plan” means the Debtors’ joint plan of reorganization dated as of April 3, 2021 to be approved by the Confirmation Order, including the Plan Supplement and all material documents, annexes, schedules, exhibits, amendments, modifications, or supplements thereto, as may be amended, supplemented, or modified from time to time in accordance with its terms and with the Plan Support Agreement and in a manner that is consistent with the Plan, the Plan Support Agreement, this Agreement, and otherwise in form and substance acceptable to the Company and the Requisite Equity Commitment Parties.

“Plan Sponsors” has the meaning set forth in the Recitals.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, filed with the Bankruptcy Court, each of which shall be in form and substance materially consistent with the Plan, the Plan Support Agreement, and subject to the Plan Sponsor Consent Rights, and otherwise acceptable to the Company, as may be amended, modified, or supplemented from time to time.

“Plan Support Agreement” has the meaning set forth in the Recitals.

“Pre-Closing Period” has the meaning set forth in Section 6.3(a).

“Preferred Per Share Purchase Price” means $25.00.

“Preferred Stock” has the meaning set forth in the Recitals.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any of the Debtors, together with, in each case, all beneficial easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Registrable Securities” has the meaning set forth in Section 6.14(a).

“Registration Rights Agreement” has the meaning set forth in Section 6.8(b).

“Related Party” means, with respect to any Person, (a) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, controlling persons, member, manager or stockholder of such Person and (b) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

“Related Purchaser” means any Affiliate of a Plan Sponsor or an Equity Commitment Party or any Affiliated Fund of such Plan Sponsor or Equity Commitment Party (in each case, other than any portfolio company of such Plan Sponsor, Equity Commitment Party or its Affiliates).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating. “Released” has a correlative meaning.

“Reorganized Company” means reorganized Hertz Global Holding, Inc., or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

“Replacing Equity Commitment Party” has the meaning set forth in Section 2.4(a).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives acting on behalf of such Person.

“Requisite Backstop Investors” means Backstop Investors representing a Backstop Percentage of at least 50.1% (including Initial Consenting Noteholders holding at least 67% of the Initial Consenting Noteholders’ aggregate Equity Commitments hereunder).

“Requisite Equity Commitment Parties” means the PE Sponsors and the Requisite Backstop Investors.

“Restructuring” has the meaning set forth in the Plan Support Agreement.

“Restructuring Transactions” means, collectively, the transactions contemplated by the Plan and the Plan Support Agreement.

“Rights Offering” means the offering of rights pursuant to which eligible holders of Allowed Unsecured Funded Debt Claims are entitled to receive Subscription Rights to acquire Common Stock substantially on the terms reflected in the Plan, the Plan Support Agreement and this Agreement, and in accordance with the Rights Offering Procedures.

“Rights Offering Amount” means an amount equal to $1,623,000,000.

“Rights Offering Backstop Commitment” has the meaning set forth in Section 2.2(b).

“Rights Offering Commitment Purchasers” has the meaning set forth in Section 2.7(d).

“Rights Offering Equity Commitment” has the meaning set forth in Section 2.2(a).

“Rights Offering Expiration Time” means the time and the date on which the rights offering subscription forms must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures.

“Rights Offering Participants” means those Persons who duly subscribe for Rights Offering Shares in accordance with the Rights Offering Procedures.

“Rights Offering Procedures” means the procedures with respect to the Rights Offering that are approved by the Bankruptcy Court, which procedures shall be substantially in the form and substance attached as Annex B and otherwise acceptable to the Requisite Equity Commitment Parties and the Company.

“Rights Offering Shares” means the Common Stock (including all Unsubscribed Shares purchased by the Backstop Investors pursuant to this Agreement) distributed pursuant to and in accordance with the Rights Offering Procedures in the Rights Offering.

“Rights Offering Subscription Agent” means Prime Clerk LLC in its capacity as subscription agent pursuant to the Rights Offering Procedures.

“Rights Offering Subscription Price” means the subscription price for Rights Offering Shares offered in the Rights Offering pursuant to the Rights Offering Procedures, which shall equal the Common Per Share Purchase Price.

“Sanctions” has the meaning set forth in Section 4.24.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Management Team” means (i) Jeffery Adams, (ii) Darren Arrington, (iii) Kenney Cheung, (iv) M. David Galainena, (v) Eric Leef, (vi) Scott Massengill, (vii) Joseph McPherson, (viii) Jayesh Patel, (ix) Opal Gay Perry, (x) Paul Stone, and (xi) Laura Suenon Nestar (Smith).

“Shares” has the meaning set forth in the Recitals.

“Shelf” has the meaning set forth in Section 6.14(a).

“Subscription Rights” means the subscription rights to purchase Rights Offering Shares in accordance with the Rights Offering Procedures.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other Subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies; provided, that none of the Seller Entities or Acquired Subsidiaries (each as defined in the Donlen Purchase Agreement) shall constitute Subsidiaries of the Company, for the purpose of Article IV.

“Superior Proposal” has the meaning set forth in Section 6.11(b).

“Superior Transaction” means a transaction that the Company Board determines in good faith, based on the advice of its financial and legal advisors: (x) would be in the best interests of the Company and its creditors and equity holders as a whole, and (y) would reasonably be expected to be superior to the Company and its creditors and equity holders in comparison to the transactions contemplated under this Agreement and the Plan.

“Tax Return” means any return, declaration, election, disclosure, report, claim for refund, statement or information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, escheat, abandoned and unclaimed property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group, as transferee or successor, by Contract, as withholding agent, or otherwise.

“Termination Payment” has the meaning set forth in Section 9.5(a).

“Transaction Agreements” has the meaning set forth in Section 4.2(a).

“Transfer” means to sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest). “Transfer” used as a noun has a correlative meaning.

“Unsubscribed Shares” means the Common Stock offered pursuant to the Rights Offering to Holders of Eligible Unsecured Funded Debt Claims that are not Equity Commitment Parties that have not been duly purchased (either in exchange for a cash payment or the surrender of applicable Claims) in the Rights Offering by Holders of Eligible Unsecured Funded Debt Claims that are not Equity Commitment Parties in accordance with the Rights Offering Procedures and the Plan.

“willful or intentional breach” has the meaning set forth in Section 9.4.

“Willkie LLP” has the meaning set forth in Section 3.1(a).

“WP” has the meaning set forth in the Recitals.

Section 1.2       Construction. In this Agreement, unless the context otherwise requires:

(a)            references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)            references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)            words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)            the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)            the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)            the term “or” shall not be exclusive;

(g)           “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(h)            references to “day” or “days” are to calendar days;

(i)             references to “the date hereof” means the date of this Agreement;

(j)             unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(k)            references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.

Article II

EQUITY COMMITMENTS; CLOSING

Section 2.1       The Rights Offering; Subscription Rights.

(a)            On and subject to the terms and conditions hereof, the Company shall conduct the Rights Offering pursuant to and in accordance with the Rights Offering Procedures, this Agreement and the Plan.

(b)            If requested by the Requisite Backstop Investors, from time to time prior to the Rights Offering Expiration Time (and any permitted extensions thereto), the Company shall notify, or cause the Rights Offering Subscription Agent to notify, within two (2) Business Days of receipt of such request by the Company, the Backstop Investors of the aggregate number of Subscription Rights known by the Company or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request. The Rights Offering will be conducted, and the Rights Offering Shares issued, in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act. The offer and sale of the Unsubscribed Shares purchased by the Backstop Investors pursuant to this Agreement will be conducted in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

Section 2.2       Rights Offering Backstop Commitments.

(a)            On and subject to the terms and conditions hereof, each Equity Commitment Party agrees, severally and not jointly, to exercise (and cause any of its Related Purchasers to exercise) all Subscription Rights that are issued to it (or such Related Purchaser) pursuant to the Rights Offering, and duly purchase all Rights Offering Shares issuable to it (or such Related Purchaser) pursuant to such exercise, in accordance with the Rights Offering Procedures and this Agreement, and agrees to fund the aggregate Rights Offering Subscription Price therefor in accordance with Section 2.5(b) notwithstanding anything to the contrary in the Rights Offering Procedures; provided, that any Equity Commitment Party that breaches its obligations hereunder shall be liable to each Backstop Investor that has not so defaulted, and to the Company, as a result of any such breach of its obligations hereunder. The obligations of each Equity Commitment Party to duly purchase all Rights Offering Shares issuable to it as described in this Section 2.2(a) shall be referred to as such Equity Commitment Party’s “Rights Offering Equity Commitment”.

(b)            On and subject to the terms and conditions hereof, each Backstop Investor agrees, severally (in accordance with its Backstop Percentage) and not jointly, to purchase, and the Company agrees to sell to such Backstop Investor, at the Closing, the number of Unsubscribed Shares equal to (x) such Backstop Investor’s Backstop Percentage multiplied by (y) the aggregate number of Unsubscribed Shares, rounded among the Backstop Investors solely to avoid fractional shares as the Requisite Backstop Investors may determine in their sole discretion for the aggregate Common Per Share Purchase Price for all such Unsubscribed Shares. In no event shall any rounding pursuant to the immediately preceding sentence reduce the aggregate commitment of such Backstop Investors or the aggregate number of Unsubscribed Shares to be issued. The obligations of each Backstop Investor to purchase its Backstop Percentage of the Unsubscribed Shares as described in this Section 2.2(b) shall be referred to as such Backstop Investor’s “Rights Offering Backstop Commitment”.

Section 2.3       Direct Investment Commitment. On and subject to the terms and conditions hereof, each Direct Equity Investor agrees, severally (in accordance with its Direct Investment Portion) and not jointly, to purchase (the “Direct Investment Commitment”), and the Company agrees to sell to such Direct Equity Investor, at the Closing, its Direct Investment Portion of the Direct Investment Shares for the aggregate applicable Per Share Purchase Price. For purposes of this Agreement, an Equity Commitment Party’s Rights Offering Equity Commitment, Rights Offering Backstop Commitment and Direct Investment Commitment is (collectively, as applicable) referred to as its “Equity Commitment”.

Section 2.4       Equity Commitment Party Default; Replacement of Defaulting Equity Commitment Party.

(a)            Upon the occurrence of an Equity Commitment Party Default, the Equity Commitment Parties (other than any Defaulting Equity Commitment Party) shall have the right and opportunity (but not the obligation), within ten (10) Business Days after receipt of written notice from the Company to all non-defaulting Equity Commitment Parties of such Equity Commitment Party Default (such ten (10) Business Day period, the “Equity Commitment Party Replacement Period”), to make arrangements for one or more of the Equity Commitment Parties and their respective Related Purchasers who agree to be bound by this Agreement (other than the Defaulting Equity Commitment Party) to purchase all or any portion of the Available Shares (such purchase, an “Equity Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Equity Commitment Parties and their respective Related Purchasers electing to purchase all or any portion of the Available Shares, or, if no such agreement is reached, based upon the relative applicable Equity Commitment Percentages of any such Equity Commitment Parties (other than any Defaulting Equity Commitment Party) (such Equity Commitment Parties and Related Purchasers the “Replacing Equity Commitment Parties”). Any Available Shares purchased by a Replacing Equity Commitment Party (and any commitment and applicable aggregate Per Share Purchase Price associated therewith) shall be included, among other things, in the determination of (x) the Unsubscribed Shares required to be purchased by such Replacing Equity Commitment Party for all purposes hereunder, (y) the Equity Commitment Percentage of such Replacing Equity Commitment Party for purposes of Section 2.5(b), and Section 3.1 and (z) the Equity Commitment of such Replacing Equity Commitment Party for purposes of the definition of “Requisite Backstop Investors”, to the extent applicable. If an Equity Commitment Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Equity Commitment Party Replacement to be completed within the Equity Commitment Party Replacement Period.

(b)            Notwithstanding anything in this Agreement to the contrary, if an Equity Commitment Party is a Defaulting Equity Commitment Party, it shall not be entitled to any of the Termination Fee or Expense Reimbursement or indemnification provided, or to be provided, under or in connection with this Agreement. To the extent any such Defaulting Equity Commitment Party has received any Expense Reimbursement in accordance with this Agreement, such Defaulting Equity Commitment Party shall return such amounts to the Company promptly following such default.

(c)            If all or any portion of the Available Shares are not purchased by the Equity Commitment Parties and their respective Related Purchasers (other than the Defaulting Equity Commitment Party) during the Equity Commitment Party Replacement Period, the Company has the right, but not the obligation, within 30 Business Days following expiration of the Equity Commitment Party Replacement Period, to issue and sell to one or more Persons the remaining portion of the Available Shares of the Defaulting Equity Commitment Party without the consent of any of the Plan Sponsors. Following the issuance and sale of any Available Shares in accordance with Section 2.4(b) or this Section 2.4(c), the Parties shall revise and update Schedule 1 hereto to reflect any changes in the identity of the Equity Commitment Parties, their Equity Commitments and their Equity Commitment Percentages.

(d)            For the avoidance of doubt, notwithstanding anything to the contrary set forth herein, no provision of this Agreement shall relieve any Defaulting Equity Commitment Party from liability hereunder, or limit the availability of the remedies of any other Party in connection with any such Defaulting Equity Commitment Party’s Equity Commitment Party Default.

Section 2.5       Escrow Account Funding.

(a)            Funding Notice. No later than the tenth (10th)  day following the Rights Offering Expiration Time, the Rights Offering Subscription Agent shall, on behalf of the Company, deliver to each Backstop Investor a written notice (the “Funding Notice”) setting forth (i) the number of Rights Offering Shares elected to be purchased by the Rights Offering Participants, and the aggregate Rights Offering Subscription Price therefor; (ii) the aggregate number of Unsubscribed Shares, if any, and the aggregate Common Per Share Purchase Price therefor; (iii) the Backstop Investor’s Backstop Percentage and the aggregate number of Unsubscribed Shares (based upon such Backstop Percentage) to be issued and sold by the Company to such Backstop Investor, and the aggregate Common Per Share Purchase Price therefor; (iv) the aggregate amount of Equity Commitments satisfied as of such time and the percentage the Equity Commitment Percentage represented thereby; and (v) subject to the last sentence of Section 2.5(b), the escrow account designated in the escrow agreement satisfactory to the Requisite Equity Commitment Parties and the Company, each acting reasonably, to which such Backstop Investor shall deliver and pay the aggregate Common Per Share Purchase Price for such Backstop Investor’s Backstop Percentage of the Unsubscribed Shares and, if applicable, the aggregate Rights Offering Subscription Price for the Rights Offering Shares such Equity Commitment Party has subscribed for in the Rights Offering (the “Escrow Account”). The Company shall promptly direct the Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Equity Commitment Party may reasonably request.

(b)            Escrow Account Funding. No later than the Business Day immediately preceding the Closing Date, or such earlier date agreed with the Requisite Equity Commitment Parties pursuant to the escrow agreement satisfactory to the Requisite Equity Commitment Parties and the Company, each acting reasonably, which shall not be earlier than the fourth (4th) Business Day following receipt of the Funding Notice or more than three (3) Business Days prior to the planned Closing Date (the “Escrow Account Funding Date”), each Equity Commitment Party shall deliver and pay an amount equal to the sum of (i) the aggregate Common Per Share Purchase Price for the Rights Offering Shares pursuant to such Equity Commitment Party’s Rights Offering Equity Commitment plus (ii) the aggregate Common Per Share Purchase Price for the Unsubscribed Shares to be purchased pursuant to such Equity Commitment Party’s Rights Offering Backstop Commitment plus (iii) the aggregate Per Share Purchase Price for the Common Stock and Preferred Stock to be purchased pursuant to such Equity Commitment Party’s Direct Investment Commitment, by wire transfer of immediately available funds in U.S. dollars into the Escrow Account in satisfaction of such Equity Commitment Party’s Equity Commitment and its obligations to fully exercise its Subscription Rights. If this Agreement is validly terminated, all amounts deposited by the Equity Commitment Parties in the Escrow Account shall be returned to such Equity Commitment Parties in accordance with the terms of the escrow agreement.

Section 2.6       Closing.

(a)            Subject to Article VII, unless otherwise mutually agreed in writing between the Company and the Requisite Equity Commitment Parties, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically, at 10:00 a.m. New York City time, on the Effective Date. The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”. Notwithstanding the foregoing, if the Marketing Period has not ended at the time the Closing would otherwise occur pursuant hereto, then the Closing will occur on the earlier of (i) any Business Day during the Marketing Period specified by the Company on no less than two (2) Business Days’ prior written notice to the Requisite Equity Commitment Parties and (ii) the first (1st) Business Day following the final day of the Marketing Period (subject, in the case of each of (i) and (ii), to the satisfaction or waiver (to the extent permitted hereunder) of all of the conditions set forth in Article VII, other than those conditions that by their nature can be satisfied only on the Closing Date, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions).

(b)            At the Closing, the funds held in the Escrow Account shall, as applicable, be released and utilized in accordance with the Plan and the Plan Support Agreement.

(c)            At the Closing, the Company will issue the applicable Rights Offering Shares, the Unsubscribed Shares and the Direct Investment Shares to each Equity Commitment Party (or to its designee in accordance with Section 2.7) against payment of the aggregate Per Share Purchase Price for such applicable Rights Offering Shares, Unsubscribed Shares and Direct Investment Shares purchased by such Equity Commitment Party, in satisfaction of such Equity Commitment Party’s Equity Commitment. The entry of any Unsubscribed Shares and Direct Investment Shares to be delivered pursuant to this Section 2.6(c) into the account of an Equity Commitment Party pursuant to the Company’s book entry procedures and delivery to such Equity Commitment Party of an account statement reflecting the book entry of such Unsubscribed Shares and Direct Investment Shares shall be deemed delivery of such Unsubscribed Shares and Direct Investment Shares for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, all Unsubscribed Shares and Direct Investment Shares will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company on behalf of the Company. The Common Stock to be issued pursuant to the Rights Offering and this Agreement shall be, or shall be eligible to be issued, transferred or held through the facilities of The Depository Trust Company.

Section 2.7       Designation and Assignment Rights.

(a)            Each Equity Commitment Party shall have the right to instruct, by written notice to the Company no later than two (2) Business Days prior to the Closing Date, that all or any portion of its Direct Investment Shares or Unsubscribed Shares, as applicable, to be issued pursuant to its Equity Commitment, be issued in the name of, and delivered to one or more of its Related Purchasers upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Equity Commitment Party and the applicable Related Purchaser, (ii) specify the number of Direct Investment Shares and Unsubscribed Shares to be delivered to or issued in the name of each such Related Purchaser, and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations made by the applicable Equity Commitment Party under this Agreement as applied to such Related Purchaser; provided that no such designation pursuant to this Section 2.7(a) shall relieve any Equity Commitment Party from any of its obligations under this Agreement.

(b)            Subject to Section 2.7(c), each PE Sponsor shall have the right to Transfer all or any portion of its (x) Subscription Rights or (y) Equity Commitment, in each case to any other Equity Commitment Party or such other Equity Commitment Party’s Related Purchaser (each, an “Existing Equity Commitment Party Purchaser”); provided, that (i) such Existing Equity Commitment Party Purchaser shall be an Equity Commitment Party or its Related Purchaser as of immediately prior to such Transfer, (ii) the transferring Equity Commitment Party and Existing Equity Commitment Party Purchaser shall have duly executed and delivered to the Company written notice of such Transfer, and (iii) if applicable, such Existing Equity Commitment Party Purchaser shall deliver to the Company a joinder to this Agreement, in a form reasonably acceptable to the Company, pursuant to which such Person agrees to be fully bound by this Agreement and contains a confirmation of the accuracy of the representations made by each Equity Commitment Party under this Agreement as applied to such Person.

(c)            Notwithstanding anything to the contrary in this Section 2.7, no PE Sponsor shall be entitled to assign or transfer more than twenty-five percent (25%) of its Equity Commitment to any Person (other than to an Existing Equity Commitment Party Purchaser in accordance with clause (b) or its Related Purchasers) without the prior written consent of the Company.

(d)            Each Equity Commitment Party that is not a PE Sponsor shall have the right to Transfer all or any portion of its Rights Offering Equity Commitment to any Person (each a “Rights Offering Commitment Purchaser”); provided, that (i) the transferring Equity Commitment Party and the Rights Offering Commitment Purchaser shall provide written notice to the Company of such Transfer, (ii) if applicable, the Rights Offering Commitment Purchaser shall deliver to the Company a joinder to this Agreement, pursuant to which the Rights Offering Commitment Purchaser agrees to be fully bound by this Agreement and contains a confirmation of the accuracy of the representations made by each Equity Commitment Party under this Agreement as applied to such Rights Offering Commitment Purchaser; (iii) at the same time that such Equity Commitment Party Transfers any Rights Offering Equity Commitment it shall Transfer a corresponding portion of Senior Notes/ALOC Claims to such Rights Offering Commitment Purchaser; (iv) if such obligations are Transferred to an Existing Equity Commitment Party Purchaser, such transferring Equity Commitment Party shall be relieved of such obligations; and (v) if such obligations are Transferred to a Person that is not an Existing Equity Commitment Party, unless otherwise consented to by the Company in writing, such Transfer shall not relieve the transferring Equity Commitment Party of such Transferred obligations under this Agreement, except to the extent such obligations are actually satisfied by the applicable Rights Offering Commitment Purchaser.

(e)            Each Equity Commitment Party that is not a PE Sponsor shall have the right to Transfer all or any portion of its Rights Offering Backstop Commitment to any Existing Equity Commitment Party, provided that the transferring Equity Commitment Party and the Backstop Commitment Purchaser shall provide written notice to the Company of such Transfer.  Any Transfer permitted under this Section 2.7(e) shall relieve the transferring Equity Commitment Party of such Transferred obligations under this Agreement.

(f)            Each Equity Commitment Party that is not a PE Sponsor shall have the right to Transfer all or any portion of its Rights Offering Backstop Commitment to any Person that is not an Existing Equity Commitment Party Purchaser (each a “Backstop Commitment Purchaser”); provided, that (i) the transferring Equity Commitment Party and the Backstop Commitment Purchaser shall provide written notice to the Company of such Transfer, (ii) if applicable, the Backstop Commitment Purchaser shall deliver to the Company a joinder to this Agreement, pursuant to which the Backstop Commitment Purchaser agrees to be fully bound by this Agreement and contains a confirmation of the accuracy of the representations made by each Equity Commitment Party under this Agreement as applied to such Backstop Commitment Purchaser, and (iii) unless otherwise consented to by the Company in writing, such Transfer shall not relieve the transferring Equity Commitment Party of its Rights Offering Backstop Commitment under this Agreement, except to the extent such obligations are actually satisfied by the applicable Backstop Commitment Purchaser.

(g)            Other than as expressly set forth in this Section 2.7, no Equity Commitment Party shall be permitted to Transfer all or any portion of its Subscription Rights or Equity Commitment. Any Transfer made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Company or any Equity Commitment Party, and shall not create (or be deemed to create) any obligation or liability of any other Equity Commitment Party or any Debtor to the purported transferee or limit, alter or impair any agreements, covenants, or obligations of the proposed transferor under this Agreement. After the Closing, nothing in this Agreement shall limit or restrict in any way the ability of any Equity Commitment Party (or any permitted transferee thereof) to Transfer any of the Shares or any interest therein; provided, that any such Transfer shall be made pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereunder and pursuant to applicable securities Laws.

Article III

EXPENSE REIMBURSEMENT

Section 3.1       Expense Reimbursement.

(a)            In accordance with and subject to the entry of the EPCA Approval Order, and subject to the terms of this Agreement, the Company shall or shall cause the Debtors to pay or reimburse, in accordance with Section 3.1(b) below and without duplication, all reasonable and documented out-of-pocket fees (including success fees, transaction fees or similar fees) and expenses (including travel costs and expenses) of (i) Milbank LLP, as counsel to the Equity Commitment Parties and their Related Purchasers (hereafter, “Milbank LLP”), (ii) Perella Weinberg Partners, as financial advisor to the Equity Commitment Parties, (iii) Willkie Farr & Gallagher LLP (“Willkie LLP”) and Young Conaway Stargatt & Taylor LLP, as legal counsel to the Initial Consenting Noteholders, (iv) Ducera Partners LLC, as financial advisors to the Initial Consenting Noteholders, and (v) any other professionals, advisors, or experts engaged from time to time with the prior written consent of the Company by or on behalf of the PE Sponsors and/or the Ad Hoc group of Unsecured Noteholders incurred in connection with the Chapter 11 Cases, including to implement the Restructuring Transactions, in each case incurred on behalf of such Person in connection with the due diligence investigation, negotiation, execution and performance of any transaction (including any applicable filing or similar fees required to be paid in any applicable jurisdiction) contemplated by this Agreement, the Chapter 11 Cases, the Plan Support Agreement or the Plan, regardless of when such fees are or were incurred (such payment obligations in clauses (i) through (v), “Expense Reimbursement”).

(b)            The Expense Reimbursement accrued and unpaid through the date on which the EPCA Approval Order is entered shall be paid in accordance with the EPCA Approval Order as promptly as reasonably practicable after the date of the entry of the EPCA Approval Order.  The Expense Reimbursement incurred thereafter shall be payable by the Debtors within ten (10) Business Days from receipt of the applicable summary invoice in accordance with the EPCA Approval Order; provided, that the Debtors’ final payment shall be made contemporaneously with the Closing or following the valid termination of this Agreement pursuant to Article IX other than pursuant to Section 9.2(b)(i), Section 9.2(b)(v), Section 9.2(b)(vii), Section 9.3(a), Section 9.3(b), Section 9.3(f), Section 9.3(g) or Section 9.3(i) in each case in accordance with this Section 3.1; provided, that if the Expense Reimbursement becomes payable following the valid termination of this Agreement pursuant to this sentence, the unpaid portion of the Expense Reimbursement through the date of termination shall be payable in cash to the Equity Commitment Parties by the later of two (2) Business Days following such valid termination and two (2) Business Days after the date the Equity Commitment Parties deliver to the Company in writing, reasonable documentation evidencing the costs and expenses included in the Expense Reimbursement; provided, further, that if this Agreement is terminated pursuant to Section 9.3(b), then, notwithstanding anything in the foregoing to the contrary, the Debtors’ final Expense Reimbursement for expenses accrued and unpaid through the date of such termination shall be made following the termination of this Agreement in accordance with its terms to all Equity Commitment Parties who are not in breach of this Agreement.  For the avoidance of doubt, the Debtors may pay the Expense Reimbursement without any requirement: (i) of any professionals to file a fee application with the Bankruptcy Court; (ii) for review or approval by the Bankruptcy Court or any other party (other than the Debtors); or (iii) to provide itemized time detail by such professionals; provided, that the applicable advisors will provide additional detail as reasonably requested by the Debtors.  The Expense Reimbursement shall, pursuant to the EPCA Approval Order, constitute allowed administrative expenses against each of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code.  For the avoidance of doubt, the amount payable pursuant to this Section 3.1 shall be determined without duplication of any recovery under the Plan Support Agreement or the Plan.  In no event shall any Equity Commitment Party be entitled to the payment of Expense Reimbursement more than once.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the corresponding section of the Company Disclosure Schedules or (ii) as disclosed in the Company SEC Documents filed with the SEC on or after January 1, 2020 and publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system prior to the date hereof (excluding the exhibits, annexes and schedules thereto, any disclosures contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive, cautionary or forward looking in nature), the Company and the other Debtors, jointly and severally, hereby represent and warrant to the Equity Commitment Parties (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 4.1       Organization and Qualification. Each of the Debtors (a) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization, except in the case of any Subsidiary of the Hertz Corp., where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) has the corporate or other applicable power and authority to own, lease or operate its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (c) except where the failure to have such authority or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications.

Section 4.2       Corporate Power and Authority.

(a)            The Company has, subject to entry of the EPCA Approval Order and the Confirmation Order, the requisite corporate power and authority (i) (A) to enter into, execute and deliver this Agreement and to perform the EPCA Approval Obligations and (B) to perform each of its other obligations hereunder and (ii) subject to entry of the Disclosure Statement Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver all agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement, the Plan, the Disclosure Statement, the Plan Support Agreement, the New Reorganized Debt, and such other agreements and any Plan supplements or documents referred to herein or therein or hereunder or thereunder, collectively, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement). Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

(b)            Subject to entry of the EPCA Approval Order, the Disclosure Statement Order and the Confirmation Order, each of the other Debtors has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver each Transaction Agreement to which such other Debtor is a party and to perform its obligations thereunder. Subject to entry of the EPCA Approval Order, the Disclosure Statement Order and the Confirmation Order, the execution and delivery of the Transaction Agreements to which such Debtor is party and the consummation of the transactions contemplated thereby have been or will be duly authorized by all requisite action (corporate or otherwise) on behalf of each other Debtor party thereto, and no other proceedings on the part of any other Debtor party thereto are or will be necessary to authorize the Transaction Agreements to which such Debtor is party or to consummate the transactions contemplated thereby.

Section 4.3       Execution and Delivery; Enforceability. Subject to the entry of the EPCA Approval Order, the Disclosure Statement Order and the Confirmation Order, as applicable, this Agreement will have been and each other Transaction Agreement will be, duly executed and delivered by the Company and, to the extent applicable, each of the other Debtors party thereto. Upon entry of the EPCA Approval Order, the Disclosure Statement Order and, as applicable, the Confirmation Order, and assuming due and valid execution and delivery hereof by the Equity Commitment Parties, the EPCA Approval Obligations will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity. Upon entry of the EPCA Approval Order and assuming due and valid execution and delivery of this Agreement and the other Transaction Agreements by the Equity Commitment Parties and, to the extent applicable, any other parties hereof and thereof, each of the obligations of the Company and, to the extent applicable, the other Debtors hereunder and thereunder will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity.

Section 4.4       Authorized and Issued Equity Interests.

(a)            On the Closing Date, the authorized capital of the Company shall be consistent with the terms of the Plan and Disclosure Statement and the Shares shall be consistent with the terms of the Plan, the Plan Support Agreement, and the Disclosure Statement. Except as set forth in the Plan, the Plan Support Agreement, or the Disclosure Statement, on the Closing Date no shares of capital stock or other equity securities or voting interest in the Company will have been issued, reserved for issuance or be outstanding.

(b)            Except as described in this Section 4.4 and except as set forth in the Company Organizational Documents and this Agreement, as of the Closing Date, none of the Debtors will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Debtors to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, any of the Debtors or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, any of the Debtors, (ii) obligates any of the Debtors to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any shares of capital stock of any of the Debtors (other than any restrictions, subject to the approval of the Requisite Equity Commitment Parties, included in the New Reorganized Debt or any corresponding pledge agreement) or (iv) relates to the voting of any equity interests in any of the Debtors.

Section 4.5       Issuance. Subject to the entry of the EPCA Approval Order, the Disclosure Statement Order, and the Confirmation Order, the Shares to be issued hereunder and pursuant to the Plan will, when issued and delivered on the Closing Date in exchange for the aggregate Per Share Purchase Price, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than Transfer restrictions imposed hereunder or under the Company Organizational Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the Company Organizational Documents).

Section 4.6       No Conflict. Assuming the consents described in Section 4.7 are obtained, the execution and delivery by the Company and, as applicable, any other Debtor, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, as applicable, any other Debtor, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which a Debtor is a party, (b) result in any violation of the provisions of any of the Debtors’ organizational documents (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or the Company’s or any Debtor’s undertaking to implement the Restructuring Transactions through the Chapter 11 Cases), or (c) result in any violation of any Law or Order applicable to any Debtor or any of their properties, except in each of the cases described in clause (a) or (c) for any conflict, breach, modification, violation, default, acceleration or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.7       Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over any of the Debtors or any of their properties (each, an “Applicable Consent”) is required for the execution and delivery by the Company and, to the extent relevant, the other Debtors, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, the other Debtors, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the EPCA Approval Order authorizing the Company to execute and deliver this Agreement and perform the EPCA Approval Obligations, (b) entry of the Disclosure Statement Order, (c) entry by the Bankruptcy Court, or any other court of competent jurisdiction, of Orders as may be necessary in the Chapter 11 Cases from time-to-time; (d) the entry of the Confirmation Order, (e) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws or, if and as required or otherwise deemed advisable by the relevant Parties after good faith discussions, under the CFIUS Statute or any similar foreign investment Laws in connection with the transactions contemplated by this Agreement, (f) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Direct Investment Shares, Rights Offering Shares and Unsubscribed Shares by the Equity Commitment Parties; and (g) any Applicable Consents that, if not made or obtained, would not reasonably be expected to be, individually or in the aggregate, material and adverse to the Company and its Subsidiaries taken as a whole.

Section 4.8       Financial Statements. The financial statements filed with the SEC as a part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified (the “Financial Statements”). Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. PricewaterhouseCoopers LLP and Ernst & Young LLP, each of which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Form 10-K, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. The Company and its Subsidiaries have no liabilities, obligations, or commitments required by GAAP to be disclosed or reflected or reserved on the balance sheet of the Company included in the Financial Statements other than (a) those which are adequately reflected or reserved against in the Financial Statements; and (b) those which have been incurred in the ordinary course of business since the date of the Financial Statements, (c) any obligation or commitment arising out of or incurred in connection with this Agreement, the Plan or the Plan Support Agreement or the Restructuring Transaction or (d) that have not resulted in and are not reasonably expected to result in a Material Adverse Effect.

Section 4.9       Company SEC Documents. Since January 1, 2020, the Company has filed with or furnished to the SEC all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished to the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date hereof, each of the Company SEC Documents materially complied with the requirements of the Exchange Act or the Securities Act applicable to such Company SEC Documents. There are no material comments to the Company SEC Documents raised by the SEC that remain unresolved as of the date hereof.

Section 4.10     Absence of Certain Changes. Since December 31, 2020 to the date of this Agreement, except as disclosed in any filing with the Bankruptcy Court prior to the date hereof, no Event has occurred or exists which has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.11     No Violation; Compliance with Laws. (a) The Company is not in violation of its certificate of incorporation, charter or bylaws, and (b) no other Debtor is in violation of its respective certificate of incorporation or formation, charter, bylaws, limited liability company operating agreement or similar organizational document in any material respect. None of the Debtors is or has been at any time since January 1, 2019 in violation of any Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.12     Legal Proceedings. Other than the Chapter 11 Cases and any claim, adversary proceedings or contested matters commenced in connection therewith, (a) there are no legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company, threatened to which any of the Debtors is a party or to which any property of any of the Debtors is the subject, and (b) to the Knowledge of the Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Legal Proceeding, in each case that in any manner draws into question the validity or enforceability of this Agreement, the Plan or the other Transaction Agreements or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13     Labor Relations. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no labor disputes pending, or to the Knowledge of the Company, threatened in writing against any of the Debtors.

Section 4.14     Intellectual Property and Data Privacy.

(a)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each (i) trademark and service mark registrations and applications, (ii) copyright registrations, (iii) domain name registrations and (iv) patents and patent applications, in each case, that are owned by one of the Debtors, are subsisting, valid, in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and the payment of all renewal and maintenance fees and expenses in respect thereof, and all filings related to renewal and maintenance, have been duly and timely made.

(b)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Debtors owns, possesses, or can acquire on reasonable terms, the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, and domain names (collectively, “Intellectual Property Rights”) that are necessary for the operation of their respective businesses, (ii) upon the consummation of the transactions contemplated by this Agreement, all Intellectual Property Rights owned by the Debtors that are necessary for the operation of their respective businesses as presently conducted shall survive and be available for use in the same manner and on substantially the same terms as of immediately prior to the date hereof, (iii) to the Knowledge of the Company, none of the Debtors is interfering with, infringing upon, misappropriating or otherwise violating in any material respect any valid Intellectual Property Rights of any Person, (iv) no claim or litigation regarding any of the foregoing that is (or would be) reasonably expected to have a Material Adverse Effect is pending or, to the Knowledge of the Company, threatened in writing, (v) to the Knowledge of the Company, no third party is misappropriating or infringing any Intellectual Property owned by the Debtors, and (vi) to the Knowledge of the Company, no Intellectual Property owned by the Debtors is subject to any outstanding order, judgment, decree or stipulation restricting or limiting in any material respect the use or licensing thereof by the Debtors.

(c)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Debtors complies in all material respects with applicable Law, as well as its own rules, policies, and procedures, relating to privacy, data protection and the collection, retention, protection and use of personal information collected, used or held for use by it and its Subsidiaries, (ii) each of the Debtors complies in all material respects with the applicable Payment Card Industry Data Security Standard with respect to any payment card data that it and its Subsidiaries has collected or handled, (iii) each of the Debtors complies in all material respects with all Material Contracts under which a Debtor is a party to or bound by relating to privacy, data protection and the collection, retention, protection and use of personal information collected, used or held for use by a Debtor and (iv) no claim or litigation regarding any of the foregoing that is (or would be) reasonably expected to have a Material Adverse Effect is pending or, to the Knowledge of the Company, threatened in writing. To the Knowledge of the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no security breaches in the information technology systems of any of the Debtors.

Section 4.15     Title to Real and Personal Property.

(a)            Property. Each of the Debtors has valid title to its properties and assets (including, for the avoidance of doubt, its vehicles, if applicable), in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their respective currently intended purposes, and except where the failure (or failures) to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, the enforceability of leases with respect to any such leased Real Properties or leased personal property may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditor’s rights generally or general principles of equity, including the Chapter 11 Cases.

(b)            Leased Property. Each of the Debtors is in compliance with all obligations under all leases with respect to leased Real Property to which it is a party that have not been rejected in the Chapter 11 Cases, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Debtors has received written notice of any good faith claim asserting that such leases are not in full force and effect, except leases for Real Property in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Company Disclosure Schedules, none of the Debtors has received written notice of any claim that has been asserted by anyone adverse to the rights of the Debtors under any leases for Real Property mentioned above or affecting the rights of the Debtors to the continued possession of the leased premises under any such lease except for such claim that would not reasonably be expected have, individually or in the aggregate, a Material Adverse Effect.

Section 4.16     No Undisclosed Relationships. Other than Contracts or other direct or indirect relationships between or among the Company and any of its Subsidiaries, there are no Contracts or other direct or indirect relationships existing as of the date hereof between or among any of the Debtors, on the one hand, and any director, officer or any Person or group (as such term is defined under the Exchange Act) holding more than five percent (5%) of the issued and outstanding stock of the Company and that as of the date hereof has made a filing under Schedule 13(d) or Schedule 13(g) pursuant to the Exchange Act in respect of the Company’s securities, on the other hand, that are required by the Exchange Act to be described in the Company’s SEC Documents and that are not so described, except for the transactions contemplated by the Transaction Agreements. A correct and complete copy of any Contract existing as of the date hereof between or among any of the Debtors, on the one hand, and any director, officer or any Person or group (as such term is defined under the Exchange Act) holding more than five percent (5%) of the issued and outstanding stock of the Company and that as of the date hereof has made a filing under Schedule 13(d) or Schedule 13(g) pursuant to the Exchange Act in respect of the Company’s securities that is required by the Exchange Act to be described in the Company’s SEC Documents is filed as an exhibit to the Form 10-K.

Section 4.17     Licenses and Permits. The Debtors possess all licenses, permits and other authorizations issued by the appropriate Governmental Entities that are necessary to the conduct of the business of the Debtors, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2019, none of the Debtors (a) has received written notice of any revocation or modification of any such license, certificate, permit or authorization from the applicable Governmental Entity with authority with respect thereto, or (b) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.18     Environmental. (a) Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2019, no written notice, claim, demand, request for information, Order, complaint or penalty has been received by any of the Debtors, and there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing which allege a violation of or liability under any applicable Environmental Laws, in each case relating to any of the Debtors, (b) except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Debtor has received and maintained in full force and effect, all permits, licenses and other approvals required under applicable Environmental Law, in each case to the extent necessary for its operations to comply with all applicable Environmental Laws and is, and since January 1, 2019, to the Knowledge of the Company, has been, in compliance with the terms of such permits, licenses and other approvals and with all applicable Environmental Laws, (c) to the actual knowledge of the Company, no Hazardous Material is located at, on or under any property currently owned, operated or leased by any of the Debtors that would reasonably be expected to give rise to any cost, liability or obligation of any of the Debtors under any applicable Environmental Laws, other than costs, liabilities or obligations related to asset retirement obligations incurred or anticipated to be incurred pursuant to Environmental Laws or costs, liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (d) since December 31, 2019, no Hazardous Material has been Released, generated, owned, treated, stored or handled by any of the Debtors, and no Hazardous Material has been transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of any of the Debtors under any applicable Environmental Laws other than costs, liabilities, or obligations related to asset retirement obligations incurred or anticipated to be incurred pursuant to Environmental Laws or costs, liabilities or obligations that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.18 constitute the sole and exclusive representations and warranties in this Agreement with respect to any environmental, health or safety matters, including any arising under or relating to Environmental Laws or Hazardous Materials.

Section 4.19     Tax Matters.

(a)            Each of the Debtors and their Subsidiaries has timely filed or caused to be timely filed all U.S. federal, state, provincial, local and non-U.S. income and other material Tax Returns required to have been filed by it, and each such Tax Return is true and correct in all material respects;

(b)            Each of the Debtors and their Subsidiaries has timely paid or caused to be timely paid all income and other material Taxes (whether or not shown to be due and payable on its Tax Returns) with respect to all Tax periods or portions thereof ending on or before the date hereof (except Taxes to the extent the non-payment thereof is permitted by the Bankruptcy Code; provided, that, to the extent any Taxes have not been paid either because of the relief afforded by the Bankruptcy Code or because such Taxes are being contested, the anticipated payment of such Taxes pursuant to the Plan or any reserve for such Taxes is reflected in the financial information provided to the Plan Sponsors), and each of the Debtors and their Subsidiaries has properly collected and remitted sales, use and similar Taxes;

(c)            As of the date hereof, with respect to the Debtors and their Subsidiaries, other than in connection with the Chapter 11 Cases, (i) no claims for deficiency have been asserted in writing by a Governmental Entity with respect to any income or other material Taxes, which claims have not been satisfied, settled or withdrawn; (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes or Tax Returns have been given or requested; (iii) there is no currently outstanding audit, assessment, dispute, examination or claim concerning any Tax liability or Tax Returns by, and no written notification of intention to examine has been received from, the IRS or any other Governmental Entity;

(d)            Neither the Debtors nor any of their Subsidiaries has entered into any agreement with the IRS or any Governmental Entity that will bind, or otherwise affect, any material Tax of any Debtor or any Subsidiary thereof after the Closing Date;

(e)            All material Taxes that the Debtors and their Subsidiaries were required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid or remitted to the proper authorities to the extent due and payable;

(f)             There are no material Liens with respect to Taxes upon any of the assets or properties of the Debtors and their Subsidiaries, other than Permitted Liens;

(g)            The unpaid Taxes of the Debtors and their Subsidiaries do not exceed the reserves for Tax liability set forth on the financial statements of the Debtors and their Subsidiaries as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Debtors and their Subsidiaries;

(h)            Neither the Debtors nor any of their Subsidiaries currently is, or has been in the last three (3) years (and, to the Knowledge of the Company, prior to the last three (3) years), a party to any Tax allocation, Tax sharing, Tax indemnity, Tax reimbursement agreement or arrangement. During the period following the June 30, 2016 distribution of Hertz Global Holdings, Inc.’s stock from HERC Holdings, Inc., neither the Debtors and their Subsidiaries: (i) has been a member of a group filing any consolidated, combined, unitary or similar group under applicable state, local or non-U.S. Law (other than the current group the common parent of which is the Company) nor (ii) has any liability for the Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract, or otherwise;

(i)            Neither the Debtors nor any their Subsidiaries has (i) deferred its obligation to pay any Tax, or delayed its obligation to file any Tax Return pursuant to any COVID-19 Measure that remains unpaid (whether or not due) or not filed, nor (ii) deferred the withholding of any Taxes under any COVID-19 Measure;

(j)            The Debtors and their Subsidiaries: (i) have not participated in or have any liability or obligation with respect to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and as set forth in Treasury Regulations Section 1.6011-4(b)(2); (ii) in the previous three (3) years have not been a party to (or distributed the stock of another Person or had its stock distributed by another Person in) a transaction that was purported or intended to be governed by Section 355 or Section 361 of the Code; nor (iii) is a party to a gain recognition agreement under Section 367 of the Code (or any similar provision of Law);

(k)            None of the Debtors nor any Subsidiary thereof will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in, or use of an improper, method of accounting for a taxable period beginning on or prior to the Closing Date, (ii) any agreement (including a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law)) executed with the IRS or any Governmental Entity on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) any material item of income that accrued for financial accounting purposes (taking into account any differences between book and Tax income) in a period prior to the Closing Date;

(l)            None of the Debtors nor any Subsidiary thereof has made any election pursuant to Section 965(h) of the Code; and

(m)          None of the Debtors nor any Subsidiary thereof has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 4.20     Employee Benefit Plans.

(a)            None of the Debtors nor any of their ERISA Affiliates sponsor, maintain, contribute to, or has an obligation to contribute to, or has in the last five (5) years sponsored, maintained or contributed to, or had an obligation to contribute to, any Multiemployer Plan or a single employer defined benefit pension plan that is subject to Title IV of ERISA. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, no condition exists that could reasonably be expected to result in any liability to the Debtors under Title IV of ERISA.

(b)            Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect to the Debtors, there are no pending, or to the Knowledge of the Company, threatened in writing claims, sanctions, actions or lawsuits, asserted or instituted against any Company Benefit Plan or any Person as fiduciary or sponsor of any Company Benefit Plan, in each case other than claims for benefits in the normal course.

(c)            None of the Company Benefit Plans obligates any Debtor to provide, nor has any Debtor promised or agreed to provide, retiree or post-employment health or life insurance or benefits, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar Law for which the covered Person pays the full cost of coverage.

(d)            Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all compensation and benefit arrangements of the Debtors and all Company Benefits Plans comply and have complied in both form and operation with their terms and all applicable Laws and legal requirements. None of the Debtors, has any obligation to provide any individual with a “gross up” or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code.

(e)            Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all liabilities (including all employer contributions and payments required to have been made by any of the Debtors) under or with respect to any compensation or benefit arrangement of any of the Debtors have been properly accounted for in the Company’s financial statements in accordance with GAAP.

(f)            Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each of the Debtors has complied and is currently in compliance with all Laws and legal requirements in respect of personnel, employment and employment practices; (ii) all service providers of each of the Debtors are correctly classified as employees, independent contractors, or otherwise for all purposes (including any applicable tax and employment policies or Law); and (iii) the Debtors have not and are not engaged in any unfair labor practice.

Section 4.21     Internal Control and Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.22     Material Contracts. Except as set forth in the Company Disclosure Schedules and other than as a result of a rejection motion filed by any of the Debtors in the Chapter 11 Cases, no Material Contracts have been terminated and all Material Contracts are enforceable by and against the Debtors party thereto and, to the Knowledge of the Company, each other party thereto (except where the failure to be enforceable does not constitute, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), and, since January 1, 2019, no written notice to terminate, in whole or a material portion thereof, any Material Contract has been delivered to any of the Debtors (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Cases or any rejection motion filed by any of the Debtors in the Chapter 11 Cases, none of the Debtors nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or breach under the terms thereof, in each case, except for such instances of material default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.23     No Unlawful Payments. Since January 1, 2016, none of the Debtors, nor to the Knowledge of the Company, any of their respective directors, officers or, to the Knowledge of the Company, employees has, in any material respect: (a) used any funds of any of the Debtors for any unlawful contribution, gift, entertainment or other unlawful expense, in each case for the purpose of corruptly influencing any foreign governmental official; (b) made any direct or indirect unlawful payment to any foreign government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

Section 4.24     Compliance with Money Laundering and Sanctions Laws. The operations of the Company and the Debtors are and, since January 1, 2019, have been at all times conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Debtors operate (and the rules and regulations promulgated thereunder) and any related or similar applicable Laws (collectively, the “Money Laundering Laws”) and in all material respects with applicable financial or economic sanctions administered or enforced by any relevant Governmental Entity, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“Sanctions”). None of the Company or the Debtors or any of their respective Subsidiaries or any of the respective officers, directors or, to the Knowledge of the Company or the Debtors, employees of the Company, the Debtors or the respective Subsidiaries of the Company and the Debtors is the subject or target of any Sanctions. No Legal Proceeding by or before any Governmental Entity or any arbitrator involving any of Company or the Debtors with respect to Money Laundering Laws or Sanctions is pending or, to the Knowledge of the Company, threatened.

Section 4.25     No Broker’s Fees. None of the Debtors is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Equity Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with this Agreement or any transactions contemplated hereby.

Section 4.26     Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) Debtors have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses; and (b) the Debtors have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Article V

REPRESENTATIONS AND WARRANTIES OF THE EQUITY COMMITMENT PARTIES

Each Equity Commitment Party, severally and not jointly, represents and warrants, as to itself only, as of the date of this Agreement and as of the Closing Date as set forth below (provided that the representations and warranties set forth in Section 5.10(b) are only made by Equity Commitment Parties that are HIL Debt Commitment Parties).

Section 5.1     Organization. The Equity Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization.

Section 5.2     Organizational Power and Authority. The Equity Commitment Party has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary action (corporate or otherwise) required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.

Section 5.3     Execution and Delivery; Enforceability. This Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by the Equity Commitment Party and (b) upon entry of the EPCA Approval Order and assuming due and valid execution and delivery hereof and thereof by the Company and the other Debtors (as applicable), will constitute valid and legally binding obligations of the Equity Commitment Party, enforceable against the Equity Commitment Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4      No Conflict. Assuming that the consents referred to in clauses (a) and (b) of Section 5.5 are obtained, the execution and delivery by the Equity Commitment Party of this Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party, the compliance by the Equity Commitment Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (a) will not conflict with, or result in breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which the Equity Commitment Party is party or is bound or to which any of the property or assets or the Equity Commitment Party are subject, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of the Equity Commitment Party and (c) will not result in any material violation of any Law or Order applicable to the Equity Commitment Party or any of its properties, except in each of the cases described in clauses (a) or (c), for any conflict, breach, modification, termination, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact the Equity Commitment Party’s performance of its obligations under this Agreement.

Section 5.5      Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over the Equity Commitment Party or any of its properties is required for the execution and delivery by the Equity Commitment Party of this Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party, the compliance by the Equity Commitment Party with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (a) any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact the Equity Commitment Party’s performance of its obligations under this Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party and (b) if, and as required or otherwise deemed advisable by the Equity Commitment Party after good faith discussions with the Company, under the CFIUS Statute or any similar foreign investment Laws, filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement and each other Transaction Agreement.

Section 5.6      No Registration. The Equity Commitment Party understands that (a) the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of the Equity Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) the Shares cannot be resold by the Equity Commitment Party unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 5.7      Purchasing Intent. The Equity Commitment Party is acquiring the Shares for its own account or accounts or funds over which it holds voting discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and the Equity Commitment Party has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.8      Sophistication; Investigation. The Equity Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Shares. The Equity Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. The Equity Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares for an indefinite period of time). The Equity Commitment Party has independently evaluated the merits and risks of its decision (including consulting its own legal, tax, economic and other advisors) to enter into this Agreement and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of any of the Debtors.

Section 5.9      No Broker’s Fees. None of the Equity Commitment Parties, any Related Purchaser or their respective Affiliated Funds is a party to any Contract with any Person that would give rise to a valid claim against any of the Debtors for a brokerage commission, finder’s fee or like payment in connection with this Agreement or any of the transactions contemplated hereby.

Section 5.10      Sufficient Funds

(a)          The Equity Commitment Party has and shall maintain through the Closing, access to sufficient available cash funds (in the form of limited partner capital commitments and/or fund-level credit facilities) to perform all of its obligations under this Agreement, including the ability to fully exercise all Subscription Rights that are issued to it pursuant to the Rights Offering, and fully fund such Equity Commitment Party’s Equity Commitment.

(b)          The Equity Commitment Party acknowledges that its obligations under this Agreement and the other Transaction Agreements are not conditioned in any manner upon its obtaining financing. Concurrently with the execution of this Agreement, Dundon and the Equity Commitment Parties identified on Schedule 6.13 (the “HIL Debt Commitment Parties”) have delivered to the Company true, correct and complete copies of that certain fully executed debt commitment letter, dated the date hereof (such commitment letter, including all exhibits, term sheets, schedules, annexes, supplements and amendments thereto collectively the “HIL Debt Commitment Letter”) to provide debt financing in an aggregate amount of €250 million (the “HIL Debt Financing”). As of the date hereof the (i) HIL Debt Commitment Letter as to the Equity Commitment Party, and, to the knowledge of such Equity Commitment Party, the other parties thereto, are valid and binding obligations of the parties thereto, enforceable by and against such parties in accordance with their terms and (ii) the HIL Debt Commitment Letter has not been withdrawn, terminated or otherwise amended or modified in any event, and (iii) no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Equity Commitment Party under any term or condition of the HIL Debt Commitment Letter. There are no other agreements, side letters or arrangements to which the Equity Commitment Party or any of its Affiliates is a party relating to the HIL Debt Financing that could affect the availability (including by imposing additional conditions precedent) or amount of any such financing at Closing. Except as set forth, described or provided for in the HIL Debt Commitment Letter, there are no conditions precedent to the obligations of the relevant Equity Commitment Party to fund the HIL Debt Financing. As of the date hereof (assuming the satisfaction of the conditions set forth in Article VII), the Equity Commitment Party has no reason to believe that any of the conditions to the HIL Debt Financing will not be satisfied or waived at the Closing or that the funding contemplated in the HIL Debt Financing will not be made available to the Company at the Closing in order to consummate the Transactions in accordance with this Agreement. The Equity Commitment Party has fully paid any and all commitment fees, if any, or other fees required by the HIL Debt Commitment Letter to be paid as of the date hereof, and as of the date hereof, the Equity Commitment Party is unaware of any fact or occurrence that would reasonably be expected to cause the HIL Debt Commitment Letter to be ineffective.

Section 5.11      Legal Proceedings. Other than as may exist or arise in the Chapter 11 Cases, there are no Legal Proceedings pending or, to the knowledge of the Equity Commitment Party, threatened in writing, to which the Equity Commitment Party or any of its Subsidiaries is a party or to which any property of the Equity Commitment Party or any of its Subsidiaries is the subject, in each case that will (or would be reasonably likely to) prohibit, delay, or adversely impact the Equity Commitment Party’s performance of its obligations under this Agreement or the other agreements contemplated hereunder.

Section 5.12      Additional Securities Law Matters.

(a)          The Equity Commitment Party has been advised by the Company that the Shares to be purchased pursuant to this Agreement are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that the Equity Commitment Party must continue to bear the economic risk of the investment in such securities unless the offer and sale of such securities is subsequently registered under the Securities Act and all applicable state or foreign securities or “Blue Sky” Laws or an exemption from such registration is available.

(b)          The Equity Commitment Party (i) is either a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act or an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and (ii) has the knowledge, skill and experience in business, financial and investment matters so that the undersigned is capable of evaluating the merits, risks and consequences of an investment in any Shares and is able to bear the economic risk of loss of such investment, including the complete loss of such investment. The Equity Commitment Party further represents that it fully understands the limitations on transfer and restrictions on sales and other dispositions set forth in this Agreement.

Article VI

ADDITIONAL COVENANTS

Section 6.1      Orders Generally. The Company and the Equity Commitment Parties shall use their respective commercially reasonable efforts, consistent with the Plan Support Agreement (including the milestones contained therein) and the Plan, to (a) obtain the entry of the EPCA Approval Order, the Disclosure Statement Order and the Confirmation Order, and (b) cause the EPCA Approval Order, the Disclosure Statement Order and, the Confirmation Order to become Final Orders (and request that such Orders become effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Rules 3020 and 6004(h) of the Bankruptcy Rules, as applicable), in each case, as soon as reasonably practical, consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Plan Support Agreement, following the filing of the respective motion seeking entry of such Orders. The Company shall, to the extent reasonably practicable, provide Milbank LLP and Willkie LLP, no later than three (3) calendar days prior to filing with the Bankruptcy Court, to the extent reasonably practicable, copies of the proposed motions seeking entry of the, EPCA Approval Order, the Disclosure Statement Order, and the Confirmation Order, any other Order necessary or otherwise sought to effectuate the Transaction and the EPCA Approval Order, the Disclosure Statement Order, and the Confirmation Order must be consistent with the Plan Support Agreement, the Plan and this Agreement and otherwise in form and substance acceptable to the Requisite Equity Commitment Parties and the Company. Any material amendments, modifications, changes, or supplements to the EPCA Approval Order, Disclosure Statement Order, Confirmation Order, any other Order necessary or otherwise sought to effectuate the Transaction and any of the motions seeking entry of such Orders, must be consistent with the Plan Support Agreement, the Plan and this Agreement and otherwise in form and substance acceptable to the Requisite Equity Commitment Parties and the Company.

Section 6.2      Confirmation Order; Plan and Disclosure Statement. The Debtors and the Equity Commitment Parties shall use their respective commercially reasonable efforts to obtain entry of the Confirmation Order in accordance with the milestones set forth in and otherwise consistent with the Plan Support Agreement. The Company shall promptly provide to Milbank LLP and Willkie LLP, and in no event later than three (3) calendar days prior to filing with the Bankruptcy Court to the extent reasonably practicable, a copy of any proposed amendment, modification, supplement or change to the Plan or the Disclosure Statement, and a reasonable opportunity to review and comment on such documents during such three (3) calendar day period, and the Plan and the Disclosure Statement and each such amendment, modification, supplement or change to the Plan or the Disclosure Statement must be consistent with the Plan Support Agreement, the Plan and this Agreement and otherwise in form and substance acceptable to the Plan Sponsor and the Company. The Company shall promptly provide to Milbank LLP and Willkie LLP, and in no event later than three (3) calendar days prior to filing with the Bankruptcy Court, a copy of the proposed Confirmation Order (together with copies of any briefs, pleadings and motions related thereto), a reasonable opportunity to review and comment on such Order, briefs, pleadings and motions during such three (3) calendar day period, and such Order, briefs, pleadings and motions must be consistent with the Plan Support Agreement, the Plan and this Agreement and otherwise in form and substance acceptable to the Requisite Equity Commitment Parties and the Company.

Section 6.3      Conduct of Business.

(a)            Except (1) as expressly required by the terms of this Agreement, the Plan Support Agreement, the Plan or any other Transaction Agreement, (2) as set forth on Section 6.3 of the Company Disclosure Schedules, (3) as required by applicable Law or Order to which the Company or any of its Subsidiary is bound or as required by any Governmental Entity, including as required by any Order of the Bankruptcy Court (provided that no Debtor may petition for, seek, request or move for an Order of the Bankruptcy Court or authorize, support or direct any other Person to petition, seek, request or move for, an Order of the Bankruptcy Court that would circumvent the requirements of this Section 6.3), (4) in connection with, in the Company’s reasonable discretion, any reasonable and prudent COVID-19 Measures (and provided that action taken pursuant to this clause (4) shall not materially and adversely affect the Company and its Subsidiaries, taken as a whole), (5) in connection with the taking of any Emergency Response, or (6) with the prior written consent of the Requisite Equity Commitment Parties, during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), the Company shall, and shall cause each of the other Debtors to, carry on its business in the ordinary course of business in all material respects (including with respect to fleet optimization and working capital) (taking into account in each case (A) the fact that the Chapter 11 Cases have commenced, (B) the fact that the business of the Debtors will be operated while in bankruptcy) including by using commercially reasonable efforts to: (i) preserve intact its businesses, (ii) preserve its material relationships with customers, vendors, suppliers, licensors, licensees, distributors and others having material business dealings with any of the Debtors in connection with their business, (iii) keep available the services of its officers and employees and (iv) file Company SEC Documents within the time periods required under the Exchange Act, in each case in accordance with ordinary course practices.

(b)            Except (i) as expressly required by the terms of this Agreement, the Plan Support Agreement, the Plan or any other Transaction Agreement, (ii) as set forth on Section 6.3 of the Company Disclosure Schedules, (iii) as required by applicable Law or Order to which the Company or any of its Subsidiaries is bound or as required by any Governmental Entity, including as required by any Order of the Bankruptcy Court (provided that no Debtor may petition for, seek, request or move for an Order of the Bankruptcy Court or authorize, support or direct any other Person to petition, seek, request or move for, an Order of the Bankruptcy Court that would circumvent the requirements of this Section 6.3), (iv) in connection with, in the Company’s reasonable discretion, any reasonable COVID-19 Measures, (v) in connection with the taking of any Emergency Response, or (vi) with the prior written consent of the Requisite Equity Commitment Parties (which consent shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period the Debtors shall not, and shall cause their Subsidiaries not to:

(i)            enter into, or amend, modify, terminate (other than an expiration at the end of its term), waive any rights under, supplement, restate or make any other change to, any Material Contract or assume or reject any Material Contract in connection with the Chapter 11 Cases (other than any Material Contracts that are otherwise addressed by clause (iii) below),

(ii)           make any material amendment to any organizational documents of the Company or any of its Subsidiaries that would reasonably be expected to adversely affect the Equity Commitment Parties or the transactions contemplated by this Agreement,

(iii)          (x) enter into, or make any amendment, modification, waiver, supplement or other change to, any employment agreement with respect to an employee of any Debtor with a title of senior vice president or higher to which any of the Debtors is a party, (y) increase the base salary of any non-officer employee of any Debtor entitled to an annual base salary of less than $250,000 by more than 10%, provided that this clause shall not prevent the Debtors from entering into any employment contract with any employee in the ordinary course of business, or (z) increase the annual base salary payable or to become payable by a Debtor to any of its respective officers or any employees entitled to compensation in excess of $250,000 by more than 5%, excluding (A) in the case of clause (y) and (z), any incentive compensation payable under a plan approved by the Bankruptcy Court prior to the date hereof, provided such incentive compensation was permitted under the terms of such plan as in effect on the date hereof, and (B) in the case of clause (y) any incentive compensation payments in the ordinary course of business and consistent with past practice,

(iv)          terminate the employment of any employee of the Debtors having an annual base salary in excess of $250,000 without cause,

(v)           (i) enter into, adopt or materially amend any employment agreements or any compensation or incentive plans (including equity arrangements) with respect to employees with the title of Senior Vice President or higher or (ii) increase in any manner the compensation or benefits (including severance) of any employees with the title of Senior Vice President or higher,

(vi)          enter into, or make any amendment, modification, waiver, supplement or other change to, any Contract (other than an employment agreement or indemnification agreement) between any Debtor, on the one hand, and any director or officer of the Company or any of its Subsidiaries or greater than five percent (5%) beneficial owner of any equity interests in the Company, on the other hand,

(vii)         commence any Legal Proceeding seeking damages in an amount in excess of $10,000,000,

(viii)        except as set forth on Section 6.3(b)(viii) of the Company Disclosure Schedules, make any modification of existing rights under or enter into any settlement regarding a breach, infringement, misappropriation or dilution of any material intellectual property of any Debtor (other than the resolution of any claims that are part of the Chapter 11 Cases),

(ix)           make any payment, discharge, settlement or compromise (or the offer to settle or compromise) any pending Legal Proceeding which (x) requires payment by a Debtor (exclusive of attorney’s fees) in excess of $10,000,000 in the aggregate or (y) which imposes restrictions on the operations of any Debtor,

(x)            make or commit to make any non-fleet capital expenditures other than consistent with past practice in an amount not exceeding $25,000,000 in the aggregate in any fiscal quarter,

(xi)           change the financial accounting policies or procedures or methods of reporting income, deductions or other material items for financial accounting purposes, except as required by changes in GAAP, SEC rules or applicable Law, or as permitted by GAAP, SEC rules or applicable Law in connection with the Company’s emergence from operating as a debtor-in-possession pursuant to the Bankruptcy Code,

(xii)          (a) sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations) or subject to any Lien (other than Permitted Liens) or otherwise dispose of any portion of material properties or assets (other than vehicle fleet) having a fair market value in excess of $25,000,000 in the aggregate (except Liens that exist or become effective pursuant to existing financing arrangements and the transactions contemplated by the Donlen Purchase Agreement sales of rental car operations to franchisees in an amount not to exceed $25,000,000 (excluding the value of the related fleet) for any individual transaction) or (b) acquire any material properties or assets having a fair market value in excess of $25,000,000 (excluding vehicle fleet) in the aggregate,

(xiii)         make any material change to existing insurance policies and programs or otherwise fail to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present,

(xiv)         make or change any material Tax election (other than making ordinary course Tax elections that must be made to comply with standard Tax compliance obligations in the ordinary course of business),

(xv)          enter into any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than any commercial agreements or contracts not primarily related to Tax or any agreements among or between only the Company and/or any of its Subsidiaries),

(xvi)         settle or compromise any audit, assessment or other proceeding or claim for refund, in each case, relating to a material amount of Taxes,

(xvii)        enter into any closing agreement or other binding written agreement with, or apply for any ruling from, any Governmental Entity with respect to any material Taxes,

(xviii)       file any material Tax Return (in a manner that is not consistent with past practice and only to the extent in accordance with applicable Tax Law) or amend any Tax Return for income or other material Taxes, or

(xix)          make any change in a Tax accounting period or any change in any income or other material method of Tax accounting (other than making ordinary course method of Tax accounting method choices pertaining to the depreciation expense of the Debtors).

(c)             Except as otherwise provided in this Agreement, nothing in this Agreement shall give the Equity Commitment Parties, directly or indirectly, any right to control or direct the operations of the Debtors. Prior to the Closing Date, the Debtors shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the business of the Debtors.

Section 6.4      Severance Obligations. On and subject to the occurrence of the Effective Date, the Reorganized Debtors (a) shall covenant, agree, and undertake, as obligations of the Reorganized Debtors, that in the event that any individual who is part of the Senior Management Team is terminated by the Reorganized Debtors without cause within the twelve (12) months immediately following the Effective Date, the Reorganized Debtors shall, by not later than thirty (30) days after such termination, pay such terminated individual a single lump-sum cash payment equal to two (2) times the value of such terminated individual’s annual base compensation (i.e., base salary and non-variable benefits), and (b) shall adopt and implement such other plans, policies, or agreements with respect to employee severance (if any) on terms to be determined by the Reorganized Debtors.

Section 6.5      Access to Information.

(a)             Subject to applicable Law and COVID-19 Measures, upon reasonable notice during the Pre-Closing Period, the Debtors shall (x) afford the Requisite Equity Commitment Parties and their Representatives upon request reasonable access, during normal business hours and without unreasonable disruption or interference with the business or operations of the Company and its Subsidiaries, except as would be imprudent or impossible in light of any Emergency Event, to the Debtors’ employees, properties, books, Contracts and records and furnish promptly to such parties all reasonable information concerning the Debtors’ business, properties and personnel as may reasonably be requested by any such party; provided that the Company and its Subsidiaries shall not be required to provide any information or access that the Company reasonably believes would violate applicable Laws or Orders, including Antitrust Laws and data protection Laws, or the terms of any applicable Contracts (including confidentiality obligations to a third party if the Company shall have used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure) or cause forfeiture of any attorney-client privilege or an expectation of client confidence or any other rights to any evidentiary privilege. The Equity Commitment Parties shall utilize commercially reasonable security measures in collecting, using and storing Debtors’ information, and accessing Debtors’ systems. All requests for information and access made in accordance with this Section 6.5 shall be directed to an executive officer of the Company or such Person as may be designated by the Company’s executive officers.

(b)             Information obtained by any Equity Commitment Party and its Representatives in connection with the transactions contemplated by this Agreement shall be subject to the provisions of the relevant confidentiality agreement by and between the Company and any Plan Sponsor (including any joinder thereto).

Section 6.6      Financial Information. During the Pre-Closing Period, the Company shall deliver to the counsel and financial advisors to the Equity Commitment Parties or the designated Related Purchasers, all statements and reports the Company is required to deliver to the lender under the DIP Facility as of the date hereof (the “Financial Reports”). Neither any waiver by the parties to the DIP Facility of their right to receive the Financial Reports nor any amendment or termination of the DIP Facility shall limit the Company’s obligation to deliver the Financial Reports to the Equity Commitment Parties in accordance with the terms of this Agreement.

Section 6.7      Commercially Reasonable Efforts.

(a)             Without in any way limiting any other respective obligation of the Company or the Equity Commitment Parties in this Agreement, each Party shall use (and the Company shall cause the other Debtors to use, and the Equity Commitment Parties shall cause each applicable Related Purchaser to use) commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using commercially reasonable efforts in:

(i)            timely preparing and filing all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity;

(ii)           cooperating with the defense of any Legal Proceedings in any way challenging (A) this Agreement, the Plan, the Registration Rights Agreement, the New Shareholder Agreement or any other Transaction Agreement, (B) the EPCA Approval Order, the Disclosure Statement Order, or the Confirmation Order, or (C) the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity or the Bankruptcy Court vacated or reversed; and

(iii)          working together in good faith to finalize the Company Organizational Documents, the Registration Rights Agreement, the Transaction Agreements and all other documents relating thereto for timely inclusion in the Plan Supplement.

(b)             Subject to applicable Laws or applicable rules relating to the exchange of information, and in accordance with the Plan Support Agreement, the Parties shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to Equity Commitment Parties or Related Purchasers or the Company and any of its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or Governmental Entity in connection with the transactions contemplated by this Agreement or the Plan; provided, however, that the Equity Commitment Parties are not required to provide for review in advance declarations or other evidence submitted in connection with any filing with the Bankruptcy Court. In exercising the foregoing rights, the Parties shall act as reasonably and as promptly as practicable.

(c)             Nothing contained in this Section 6.7 shall limit the ability of an Equity Commitment Party, in furtherance of its obligations to consummate and make effective the transactions contemplated by this Agreement and the Plan, to consult with the Company, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases to the extent not inconsistent with the Plan Support Agreement, the Plan, this Agreement, or any other Transaction Agreement.

Section 6.8      Company Organizational and Other Documents.

(a)             The Plan will provide that on the Effective Date, the Company Organizational Documents will be duly authorized, approved, adopted and in full force and effect. Forms of the Company Organizational Documents shall be filed with the Bankruptcy Court as part of the Plan Supplement or an amendment thereto.

(b)             The Plan will provide that each Equity Commitment Party and Related Purchaser shall be entitled to registration rights with respect to the Shares that are customary for a transaction of this nature, pursuant to a registration rights agreement to be entered into as of the Effective Date, which agreement shall be in form and substance reasonably acceptable to the Requisite Equity Commitment Parties and the Company (the “Registration Rights Agreement”). A form of the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan Supplement or an amendment thereto.

Section 6.9      Use of Proceeds. The Debtors will apply the proceeds from the sale of the Shares for the purposes identified in the Disclosure Statement, the Plan, and the Plan Support Agreement.

Section 6.10      Governmental Approval.

(a)             Each Party agrees to (i) make (and, in the case of an Equity Commitment Party, cause each of its Related Purchasers to make) any filings, notifications, notices or submissions (or, if required by any Antitrust Authority, any drafts thereof) under the HSR Act and any other Antitrust Laws, the CFIUS Statute, if and as required or otherwise deemed advisable after good faith discussions between the relevant Parties, or any similar Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable (and with respect to any filings required pursuant to the HSR Act, no later than ten (10) Business Days following the date hereof), (ii) promptly furnish (and, in the case of an Equity Commitment Party, cause each of its Related Purchasers to furnish) any documents or information reasonably requested by any Antitrust Authority or, if applicable, CFIUS and (iii) subject to Section 6.10(f), take (and, in the case of an Equity Commitment Party, cause each of its Related Purchasers to take) all actions necessary to obtain the required consents from any Antitrust Authority, including antitrust clearance under the HSR Act and under any other Antitrust Law, the CFIUS Statute, and, if applicable, CFIUS Approval or similar Laws as promptly as practicable.

(b)            The Company and each Equity Commitment Party agree, and each Equity Commitment Party agrees to cause each its Related Purchaser that will be party to a filing or submission pursuant to any Antitrust Law, the CFIUS Statute or any similar Laws to (i) notify to the relevant Governmental Entity any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements (each Equity Commitment Party and each such Related Purchaser, a “Filing Party”) and (ii) to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company shall and each Equity Commitment Party shall, and shall cause each of its related Filing Parties to, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of substantive oral communications, advise each other orally) of any substantive communications from or with any Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law; (ii) not participate in any meeting with any Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all substantive correspondence and communications between such Filing Party or the Company and the Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law; and (v) not withdraw its filing, if any, under the HSR Act, any Antitrust Law, the CFIUS Statute or any similar Laws without the prior written consent of the Plan Sponsors and the Company.

(c)            Should a Filing Party that will be party to a filing or submission under any Antitrust Laws, the CFIUS Statute or any similar Law need to submit such filing or submission jointly with one or more other Filing Parties or the Company (each, a “Joint Filing Party”), each Equity Commitment Party shall and shall cause such other applicable Joint Filing Party to promptly notify each other Joint Filing Party of, and if in writing, furnish, at the applicable Party’s discretion where such correspondence includes information concerning or regarding other Joint Filing Parties, each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with any Antitrust Authority or, if applicable, CFIUS or any other Governmental Entity in connection with the Joint Notice or any similar Law. All costs and expenses associated with obtaining a CFIUS Approval shall be borne by the Company.

(d)            The communications contemplated by this Section 6.10 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.10 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Agreement, the Plan or the other Transaction Agreements and shall not apply to any Filing Party that is not a party to the notified transaction.

(e)             Each Equity Commitment Party shall and shall cause each related Filing Party to take all actions requested by any Antitrust Authority, or necessary to resolve any objections that may be asserted by any Antitrust Authority, with respect to the transactions contemplated by this Agreement or the Plan under any Antitrust Law. Without limiting the generality of the foregoing, each Equity Commitment Party shall and shall cause each related Filing Party to:

(i)            at its sole cost, comply with all restrictions and conditions, if any, imposed or requested by any Antitrust Authority with respect to Antitrust Laws in connection with granting any necessary clearance or terminating any applicable waiting period including (1) agreeing to sell, divest, hold separate, license, cause a third party to acquire, or otherwise dispose of, any Subsidiary, operations, divisions, businesses, product lines, customers or assets contemporaneously with or after the Closing and regardless as to whether a third party purchaser has been identified or approved prior to the Closing, (2) taking or committing to take such other actions that may limit such Filing Party’s freedom of action with respect to, or its ability to retain, one or more of its operations, divisions, businesses, products lines, customers or assets, and (3) entering into any Order, consent decree or other agreement to effectuate any of the foregoing;

(ii)            terminate any Contract or other business relationship as may be required to obtain any necessary clearance of any Antitrust Authority or to obtain termination of any applicable waiting period under any Antitrust Laws;

(iii)           oppose fully and vigorously any request for, the entry of, and seek to have vacated or terminated, any Order or ruling of any Antitrust Authority that could restrain, prevent or delay the Closing, including by defending through litigation, any action asserted by any Person in any court or before any Antitrust Authority, and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order by any Antitrust Authority, it being understood that the costs and expenses of all such actions shall be borne by the relevant Filing Party.

(f)             Notwithstanding anything to the contrary set forth in this Section 6.10 or other provision of this Agreement, no Equity Commitment Party or Filing Party shall be required to take any action, make any undertaking, or agree to any remedy or condition that: (i) would be reasonably expected to be material in relation to the value of the Company and its Subsidiaries, taken as a whole, (ii) materially affects such Party’s ability to own and control the Company, (iii) would reasonably be expected to have a material adverse effect on such Party’s (A) business, (B) financial condition, (C) results of operations, or (D) ownership, control, or operation over its businesses and assets or (iv) requires the sale, divestiture, holding separate, licensing, acquisition by a third party, or other disposition of any portfolio company of any Equity Commitment Party, Filing Party or any of their respective Subsidiaries (each of clauses (i) – (iv), a “Burdensome Condition”).

Section 6.11      Alternative Transactions.

(a)             Subject to the other provisions of this Section 6.11, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, (i) the Company shall, shall cause each of its officers, directors, employees and Subsidiaries to, and shall use their reasonable best efforts to cause their other respective Representatives to, immediately cease and terminate any ongoing solicitations, discussions and negotiations with respect to any Alternative Transaction, and (ii) each of the Debtors and their Subsidiaries shall not, and shall instruct and direct their respective Representatives not to, other than to inform any Person of the provisions of this Section 6.11, directly or indirectly, initiate, solicit, engage in or participate in any discussions, inquiries or negotiations in connection with any proposal, expression of interest or offer relating to an Alternative Transaction, afford access to the business, properties, assets, books or records of or provide any non-public information relating to the Debtors or any of their Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Person that is seeking to make, or has made, an Alternative Transaction Proposal. It is agreed that any violation of the restrictions on the Debtors set forth in this Section 6.11 by the Debtors or any of their Subsidiaries or any Representatives thereof shall be a material breach of this Section 6.11 by the Debtors.

(b)             Notwithstanding the foregoing clause (a), if following the date of this Agreement the Debtors or any of their Subsidiaries receive a bona fide proposal, expression of interest or offer (whether written or unwritten) for an Alternative Transaction (an “Alternative Transaction Proposal”) from any Person not solicited in violation of this Section 6.11 the Board of Directors of the Company (the “Company Board”) (or a committee thereof) may, directly or indirectly through the Company’s Representatives (i) contact any Person that has made an unsolicited Alternative Transaction Proposal (and its advisors) for the purpose of clarifying the proposal and any terms thereof and the likelihood of consummation, so as to determine whether such proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined below) or (ii) if the Company Board shall have determined in good faith and after considering the advice of its outside counsel and independent financial advisor, that such Alternative Transaction Proposal, constitutes, or could reasonably be expected to result in, a Superior Transaction and that failure of the Company Board to pursue such Alternative Transaction Proposal would reasonably be expected to result in a breach of the Company Board’s fiduciary duties under applicable Laws (a “Superior Proposal”), the Company may, in response to such Superior Proposal: (x) furnish non-public information in response to a request therefor by the Person that has submitted such unsolicited Superior Proposal if such Person has executed and delivered to the Company a confidentiality agreement (a copy of which shall be provided to the Equity Commitment Parties within 24 hours of execution thereof) on terms no less favorable than any confidentiality agreements entered into with any Plan Sponsor and if the Company also promptly (and in any event within 24 hours after the time such information is provided to such Person) makes such information available to the Equity Commitment Parties, to the extent not previously provided to the Equity Commitment Parties; and (y) engage or participate in discussions and negotiations with such Person regarding such Superior Proposal. Subject to applicable confidentiality restrictions and the conditions upon which the proposal was submitted, the Company shall provide (i) notice of all Alternative Transaction Proposals (whether oral or written) to the Equity Commitment Parties, Milbank LLP and Willkie LLP within twenty-four (24) hours after the time of receipt of such Alternative Transaction Proposal and (ii) a copy of each such written Alternative Transaction Proposal or summary of each such oral Alternative Transaction Proposal. The Company shall also notify the Equity Commitment Parties promptly if the Company Board determines that an Alternative Transaction Proposal is a Superior Proposal, and in no event later than 24 hours following such determination.

Section 6.12      Directors and Officers Indemnity.

(a)             The Equity Commitment Parties agree to cause the Reorganized Company to ensure, and the Company immediately following the Effective Date shall ensure, that all rights to indemnification now existing in favor of any individual who, at the date hereof or at the Effective Date, is a director or officer of any non-debtor Subsidiary of the Company or who, at the request of the Company, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise of any non-debtor Subsidiary of the Company (collectively, with such individual’s heirs, executors or administrators, the “D&O Indemnified Persons”) as provided in the respective organizational or similar governing documents and indemnification agreements to which any non-debtor Subsidiary of the Company is a party, shall survive the Effective Date and shall continue in full force and effect for a period of not less than six (6) years from the Effective Date and that the indemnification agreements and the provisions with respect to indemnification and limitations on liability set forth in such organizational or other governing documents shall not be amended, repealed or otherwise modified; provided, that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Neither the Company nor any of its Subsidiaries shall settle, compromise or consent to the entry of judgment in any action, proceeding or investigation or threatened action, proceeding or investigation without the prior written consent of such Indemnified Person.

(b)             Notwithstanding any other provisions hereof, the obligations of the Equity Commitment Parties and the Company and its Subsidiaries contained in this Section 6.12 shall be binding upon the successors and assigns of the Equity Commitment Parties, the Company and its Subsidiaries. In the event the Company or any of its Subsidiaries or any of their respective successors or assigns, (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company or such Subsidiary, as the case may be, honor the indemnification and other obligations set forth in this Section 6.12.

(c)             The obligations of the Equity Commitment Parties and the Company and its Subsidiaries under this Section 6.12 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Indemnified Person to whom this Section 6.12 applies without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 6.12 applies shall be third-party beneficiaries of this Section 6.12, each of whom may enforce the provisions of this Section 6.12).

Section 6.13      Hertz International Limited Financing. Each HIL Debt Commitment Party shall (and shall cause its Affiliates to) use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the HIL Debt Financing contemplated by the HIL Debt Commitment Letter including (i) complying with its obligations under the HIL Debt Commitment Letter, (ii) maintaining in effect the HIL Debt Commitment Letter until consummation of the Closing, (iii) satisfying or obtaining a waiver of (and causing its Affiliates to satisfy or obtain a waiver of), on a timely basis all conditions contained in the HIL Debt Commitment Letter, (iv) if all conditions to the HIL Debt Financing have been satisfied in accordance with the HIL Debt Commitment Letter, funding such commitment at the Closing and (v) diligently enforcing all of its rights under the HIL Debt Commitment Letter and the definitive agreements relating to the HIL Debt Financing. Each Plan Sponsor shall give Hertz prompt notice upon having knowledge of any actual of potential breach, default, termination or repudiation by any party to the HIL Debt Commitment Letter or any of the definitive documents related to the HIL Debt Financing. No Plan Sponsor shall permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the HIL Debt Commitment Letter without the prior written consent of Hertz. Each Plan Sponsor acknowledges and agrees that its obligations to consummate the transactions contemplated by this Agreement are not in any way conditioned or contingent upon or otherwise subject to, the Debtors’ receipt of the HIL Debt Financing.

Section 6.14      Shelf Registration of Common Stock.

(a)             The Company shall, as soon as practicable following the entry of the EPCA Approval Order, but in any event not later than five (5) days after the Effective Date, file a registration statement on any permitted form that qualifies, and is available for, the resale of Rights Offering Shares and Unsubscribed Shares to be issued to the Equity Commitment Parties at the Closing (the “Registrable Securities”) with the U.S. Securities and Exchange Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (the “Shelf”). The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as promptly thereafter as practicable and to remain effective until the earlier of (i) such time that all Registrable Securities shall have been sold by the Equity Commitment Parties and (ii) such time that all Registrable Securities may be sold by the Equity Commitment Parties pursuant to Rule 144(b)(1) promulgated under the Securities Act.

(b)             The Company shall use its commercially reasonable efforts to cause all such Registrable Securities (i) if the shares of Common Stock are then listed on a national securities exchange, to continue to be so listed, (ii) if the shares of Common Stock are not then listed on a national securities exchange, to, as promptly as practicable (subject to the limitations set forth in the Plan) be listed on the New York Stock Exchange or the NASDAQ Stock Market (or any other national securities exchange).

Article VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1      Conditions to the Obligations of the Equity Commitment Parties. The obligations of the Equity Commitment Parties to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.2) the satisfaction of the following conditions prior to or at the Closing:

(a)            EPCA Approval Order. The Bankruptcy Court shall have entered the EPCA Approval Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Requisite Equity Commitment Parties, and such Order shall be a Final Order.

(b)           Disclosure Statement Order. The Bankruptcy Court shall have entered the Disclosure Statement Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Requisite Equity Commitment Parties, and such Order shall be a Final Order.

(c)           Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance satisfactory to the Requisite Equity Commitment Parties, and such Order shall be a Final Order.

(d)           Plan. The conditions to the occurrence of the Effective Date (other than any conditions relating to occurrence of the Closing and conditions the satisfaction of which requires the taking of action by the Equity Commitment Parties) set forth in the Plan shall have been satisfied or waived (other than such conditions that, by their terms, are to be satisfied as of the occurrence of the Effective Date of the Plan) in accordance with the terms of the Plan.

(e)           Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred, concurrently with the Closing, as applicable, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(f)           Expense Reimbursement. The Debtors shall have paid, or will pay concurrently with the Closing, all Expense Reimbursements accrued through the Closing Date pursuant to Section 3.1; provided, that invoices for such Expense Reimbursement must have been received by the Debtors at least three (3) Business Days prior to the Closing Date in order to be required to be paid on the Closing Date.

(g)           Governmental Approvals. (i) All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and (ii) all authorizations, approvals, consents or clearances under such Antitrust Laws or otherwise required by Governmental Entities in connection with the transactions contemplated by this Agreement shall have been obtained, and CFIUS Approval, if applicable, and no such authorizations, approvals, consents or clearances or CFIUS Approval shall have imposed any Burdensome Conditions.

(h)           No Legal Impediment to Issuance. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement;

(i)            Representations and Warranties.

(i)             The representations and warranties of the Debtors contained in Section 4.10 (Absence of Certain Changes) shall be true and correct in all respects on and as of the date hereof and the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii)             The representations and warranties of the Debtors contained in Sections 4.1 (Organization and Qualification), 4.2 (Corporate Power and Authority), 4.3 (Execution and Delivery; Enforceability), 4.4 (Authorized and Issued Equity Interests), 4.5 (Issuance), and 4.25 (No Broker’s Fees) shall be true and correct in all material respects on and as of the date hereof and the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(iii)             The representations and warranties of the Debtors contained in Article IV of this Agreement other than those referred to in clauses (i) and (ii) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the date hereof and the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(j)            Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance on or prior to the Closing Date.

(k)           Material Adverse Effect. Since the date of this Agreement, there shall not have occurred, and there shall not exist, any Event that constitutes a Material Adverse Effect.

(l)            Officer’s Certificate. The Equity Commitment Parties shall have received on and as of the Closing Date a certificate signed on behalf of the Company by an executive vice president of the Company (solely in such officer’s capacity as such and not in such officer’s personal capacity, and without personal liability) certifying that the conditions set forth in Sections 7.1(i) (Representations and Warranties), and 7.1(j) (Covenants) have been satisfied.

(m)           Plan Support Agreement. The Plan Support Agreement shall not have been terminated with respect to the Company in accordance with its terms.

(n)            Registration Rights Agreement; Company Organizational Documents.

(i)             The Registration Rights Agreement shall have been executed by the Company.

(ii)            The Company Organizational Documents shall became effective concurrent with the Closing.

(o)             New Reorganized Debt. The agreements providing for the New Reorganized Debt shall become effective concurrent with the Closing, shall be for the amount set forth for the applicable New Reorganized Debt in the Plan, and shall otherwise be in form and substance substantially consistent with the Plan Support Agreement and the Plan (provided, that to the extent inconsistent with the Plan Support Agreement or this Agreement, the terms provided thereunder shall be acceptable to the Requisite Equity Commitment Parties), and all conditions precedent to the extension of credit thereunder shall have been satisfied or waived in accordance with their respective terms.

Section 7.2      Waiver of Conditions to Obligations of the Equity Commitment Parties. All or any of the conditions set forth in Section 7.1 may only be waived in whole or in part with respect to the Equity Commitment Parties by a written instrument executed by the Requisite Equity Commitment Parties in their sole discretion and if so waived, the Equity Commitment Parties shall be bound by such waiver.

Section 7.3      Conditions to the Obligations of the Debtors. The obligations of the Debtors to consummate the transactions contemplated hereby is subject to (unless waived by the Company) the satisfaction of each of the following conditions:

(a)             EPCA Approval Order. The Bankruptcy Court shall have entered the EPCA Approval Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Company and such Order shall be a Final Order.

(b)             Disclosure Statement Order. The Bankruptcy Court shall have entered the Disclosure Statement Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Company, and such Order shall be a Final Order.

(c)             Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Company and such Order shall be a Final Order.

(d)             Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred, concurrently with the Closing, as applicable, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(e)             Plan. The conditions to the occurrence of the Effective Date (other than any conditions relating to occurrence of the Closing and conditions the satisfaction of which requires the taking of action by the Company or its Subsidiaries) set forth in the Plan shall have been satisfied or waived (other than such conditions that, by their terms, are to be satisfied as of the occurrence of the Effective Date of the Plan) in accordance with the terms of the Plan.

(f)             Governmental Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under such Antitrust Laws or otherwise required by such Governmental Entities in connection with the transactions contemplated by this Agreement shall have been obtained.

(g)             No Legal Impediment to Issuance. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(h)             Representations and Warranties. The representations and warranties of the Equity Commitment Parties shall be true and correct in all respects on and as the date hereof and of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct would not, individually or in the aggregate, prevent or materially impede the Equity Commitment Parties from consummating the transactions contemplated by this Agreement.

(i)             Covenants. The Equity Commitment Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance on or prior to the Closing Date.

(j)             Plan Support Agreement. The Plan Support Agreement shall not have been terminated with respect to the Plan Sponsors or any Equity Commitment Party or any Related Purchaser in accordance with its terms.

Section 7.4      Waiver of Conditions to the Obligations of the Debtors. All or any of the conditions set forth in Section 7.3 may be waived in whole or in part with respect to all Debtors by a written instrument executed by the Company in its sole discretion and if so waived, all Debtors shall be bound by such waiver.

Article VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.1      Indemnification Obligations. Following the entry of the EPCA Approval Order, the Company and the other Debtors (the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Equity Commitment Party, Related Purchaser and their respective Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Indemnified Persons) arising out of a claim asserted by a third-party (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Plan or the transactions contemplated hereby and thereby, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction to preserve attorney client and work product privileges) legal (including attorneys’ fees and expenses) or other third-party expenses actually incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to any Indemnified Person to the extent arising from a material breach by any Equity Commitment Party of this Agreement, (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

Section 8.2      Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding that is the subject of indemnification set forth in Section 8.1 (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, promptly notify the Indemnifying Party in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. In case any such Indemnified Claims are brought against any Indemnified Person and the Indemnified Person notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person (it being understood that White & Case LLP shall be counsel acceptable to such Indemnified Persons), the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary but subject to Section 6.3(b), the Company and its Subsidiaries shall have sole control over any Tax controversy or Tax audit and shall be permitted to settle any liability for Taxes of the Company and its Subsidiaries.

Section 8.3      Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article VIII. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.4      Contributions. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 8.5     Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the aggregate Per Share Purchase Price for all Tax purposes. The provisions of this Article VIII are an integral part of the transactions contemplated by this Agreement and without these provisions the Equity Commitment Parties would not have entered into this Agreement. The EPCA Approval Order shall provide that the obligations of the Company under this Article VIII shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and that the Company may comply with the requirements of this Article VIII without further Order of the Bankruptcy Court.

Section 8.6      No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing except for covenants and agreements that by their terms are to be satisfied after the Closing, which covenants and agreements shall survive until satisfied in accordance with their terms.

Article IX

TERMINATION

Section 9.1      Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Company and the Requisite Equity Commitment Parties.

Section 9.2      Automatic Termination; Termination by the Requisite Equity Commitment Parties.

(a)            [Reserved]

(b)          This Agreement may be terminated by the Requisite Equity Commitment Parties upon written notice to the Company, upon the occurrence of any of the Events set forth in this Section 9.2(b), in each case after the Agreement Effective Date; subject to the rights of the Requisite Equity Commitment Parties to fully and unconditionally waive, in writing, on a prospective or retroactive basis, the occurrence of such Event; provided, however, that the Requisite Equity Commitment Parties may not seek to terminate this Agreement based upon a breach of this Agreement by any Debtor if such breach arises primarily out of any such Requisite Equity Commitment Party’s own actions:

(i)            the Closing Date has not occurred by 11:59 p.m., New York City time on August 31, 2021 (as it may be extended pursuant to this Section 9.2(b), the “Outside Date”); provided, that the Outside Date may be waived or extended with the prior written approval of counsel to the Requisite Equity Commitment Parties but not beyond 5:00 p.m., New York City time on September 30, 2021 the (“End Date”); provided, that the right to terminate this Agreement under this Section 9.2(b)(i) shall not be available to the Equity Commitment Parties if any Equity Commitment Party materially breached this Agreement in a manner that proximately caused the failure of the Closing to occur prior to such date; provided, further, that the right to terminate this Agreement pursuant to this Section 9.2(b)(i) shall not be available to the Equity Commitment Parties if the Company has initiated proceedings prior to the End Date to specifically enforce this Agreement which proceedings are still pending; provided, further, however, that in the event the Marketing Period has commenced but has not completed as of the Outside Date, the Outside Date shall be extended until the first (1st) Business Day after the then-scheduled expiration date of the Marketing Period;

(ii)           the Plan Support Agreement is terminated in accordance with its terms with respect to the Company;

(iii)         any Debtor files, or publicly announces that it will file, or joins in or supports, any plan of reorganization other than the Plan, or files with the Bankruptcy Court any motion or application seeking authority to sell all or a material portion of the assets of the Company and its Subsidiaries (taken as a whole), in each case, without the prior written consent of the Requisite Equity Commitment Parties, except as permitted by Section 6.3 or Section 6.3 of the Company Disclosure Schedules;

(iv)         (A) the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Section 7.1(i) (Representations and Warranties), Section 7.1(j) (Covenants) or Section 7.1(k) (Material Adverse Effect) not to be satisfied, (B) the Requisite Equity Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Company, (C) such breach or inaccuracy is not cured by the Company or the other Debtors by the tenth (10th) Business Day after receipt of such notice, and (D) as a result of such failure to cure, any condition set forth in Section 7.1(i) (Representations and Warranties), Section 7.1(j) (Covenants) and Section 7.1(k) (Material Adverse Effect) is not capable of being satisfied; provided, that, this Agreement may not be terminated by the Equity Commitment Parties pursuant to this Section 9.2(b)(iv) if the any Equity Commitment Party is then in willful or material breach of this Agreement;

(v)           any Law or final and non-appealable Order shall have been enacted, adopted or issued after the date of this Agreement by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement or the other Transaction Agreements, in a way that cannot be remedied by the Company in a manner acceptable to the Requisite Equity Commitment Parties; provided, that the right to terminate this Agreement under this Section 9.2(b)(v) shall not be available to the Equity Commitment Parties if any Equity Commitment Parties shall not have used its commercially reasonable efforts to contest such Order prior to its becoming permanent;

(vi)          the (i) conversion of one or more of the Chapter 11 Cases of the Debtors to a case under chapter 7 of the Bankruptcy Code or (ii) dismissal of one or more of the Chapter 11 Cases of the Debtors, unless such conversion or dismissal, as applicable, is made with the prior written consent of the Requisite Commitment Parties;

(vii)        the Bankruptcy Court enters an order granting relief from the automatic stay imposed by Bankruptcy Code section 362 authorizing any party to proceed with regard to any material asset of the Debtors and such relief has a material adverse effect on the Restructuring;

(viii)       an examiner (other than an independent fee examiner) with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code, a trustee, or a receiver shall have been appointed in the Chapter 11 Cases;

(ix)          (A) the Debtors have materially breached their obligations under Section 6.11 (Alternative Transactions); (B) the Bankruptcy Court approves or authorizes an Alternative Transaction; (C) any of the Debtors enters into any Contract providing for the consummation of any Alternative Transaction or files any motion or application seeking authority to propose, join in or participate in the formation of, any actual or proposed Alternative Transaction; or (D) publicly announces its intention to take any such action listed in sub-clauses (A), (B) or (C) of this subsection;

(x)           any of the EPCA Approval Order, the Order approving this Agreement, the Disclosure Statement Order or the Confirmation Order is terminated, reversed, stayed, dismissed or vacated, by the Bankruptcy Court, or any such Order is modified or amended by the Bankruptcy Court after entry without the prior written consent of the Requisite Equity Commitment Parties in a manner that prevents or prohibits the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements in a way that cannot be remedied by the Company in a manner acceptable to the Requisite Equity Commitment Parties (and such action has not been reversed or vacated within ten (10) calendar days after its issuance); or

(xi)          the date the Company publicly announces that it has withdrawn or abandoned the Plan.

Section 9.3      Termination by the Company.

This Agreement may be terminated by the Company upon written notice to the Plan Sponsors upon the occurrence of any of the following Events, subject to the rights of the Company to fully and unconditionally waive, in writing, on a prospective or retroactive basis the occurrence of such Event; provided, however, that the Company may not seek to terminate this Agreement based upon a breach of this Agreement by any Equity Commitment Party which arises primarily out of the Company’s own actions in material breach of this Agreement:

(a)            any Law or final and non-appealable Order shall have been enacted, adopted or issued after the date of this Agreement by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement or the other Transaction Agreements in a way that cannot be remedied by the Equity Commitment Parties in a manner acceptable to the Company; provided, that the termination right in this Section 9.3(a) shall not be available to the Company if the Company shall not have used its commercially reasonable efforts to contest such Order prior to its becoming permanent;

(b)            (i) any Equity Commitment Party shall have breached any representation, warranty, covenant or other agreement made by such Equity Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would cause a condition set forth in Section 7.3(h) (Representations and Warranties) or Section 7.3(i) (Covenants) not to be satisfied, (ii) the Company shall have delivered written notice of such breach or inaccuracy to the Equity Commitment Parties, (iii) such breach or inaccuracy is not cured by the Equity Commitment Parties by the tenth (10th) Business Day after receipt of such notice, and (iv) as a result of such failure to cure, any condition set forth in Section 7.3(h) (Representations and Warranties) or Section 7.3(i) (Covenants) is not capable of being satisfied; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(b) if it is then in willful or intentional breach of this Agreement;

(c)            the Company Board determines in good faith, based upon advice of outside counsel, that proceeding with the Restructuring contemplated herein and in the Plan, and confirmation and consummation of the Plan, would be inconsistent with the exercise of its fiduciary duties under applicable Law; provided, that the Debtors shall give prompt written notice to Milbank LLP and Willkie LLP of any determination in accordance with this Section 9.3(c) (electronic mail among counsel being sufficient);

(d)            the Bankruptcy Court enters an order denying confirmation of the Plan, the effect of which would render the Plan incapable of consummation on the terms set forth herein; provided, that, for the avoidance of doubt, the Debtors shall not have the right to terminate this Agreement pursuant to this Section 9.3(d) if the Bankruptcy Court denies confirmation of the Plan subject only to the making of ministerial, administrative or immaterial modifications to the Plan;

(e)           the Bankruptcy Court (or other court of competent jurisdiction) enters an order (i) directing the appointment of an examiner (other than an independent fee examiner) with expanded powers or a trustee in any of the Chapter 11 Cases, (ii) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing any of the Chapter 11 Cases, or (iv) the effect of which would render the Plan incapable of consummation on the terms set forth in this Agreement;

(f)            the Plan Sponsors propose or explicitly support any Alternative Transaction without the prior written consent of the Debtors that has a material adverse effect on the consummation of the Restructuring;

(g)           any of the EPCA Approval Order, the Disclosure Statement Order or the Confirmation Order is terminated, reversed, stayed, dismissed or vacated, by the Bankruptcy Court, or any such Order is modified or amended by the Bankruptcy Court after entry without the prior written consent of the Company in a manner that prevents or prohibits the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements in a way that cannot be remedied in a manner acceptable to the Company (and such action has not been reversed or vacated within ten (10) calendar days after its issuance);

(h)            the Plan Support Agreement is terminated with respect to any Equity Commitment Party in accordance with its terms; or

(i)            the Closing Date has not occurred by the End Date; provided, that the right to terminate this Agreement under this Section 9.3(i) shall not be available to the Company hereto if it materially breached this Agreement in a manner that proximately caused the failure of the Closing to occur prior to such date; provided, further, that the right to terminate this Agreement pursuant to this Section 9.3(i) shall not be available to the Company if any Equity Commitment Party has initiated proceedings prior to the End Date to specifically enforce this Agreement which proceedings are still pending.

Section 9.4      Effect of Termination. Subject to the final sentence of Section 8(g) of the Plan Support Agreement (which shall apply to this Agreement mutatis mutandis), upon termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Parties; provided, that (i) the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III and to satisfy their indemnification obligations pursuant to Article VIII shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, (ii) the provisions set forth in this Section 9.4, Section 9.5, Article VIII and Article X shall survive the termination of this Agreement in accordance with their terms and (iii) subject to Section 10.10 (Damages), nothing in this Section 9.4 shall relieve any Party from liability for its gross negligence or any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching Party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

Section 9.5      Termination Payment.

(a)            Upon consummation of an Alternative Transaction, if this Agreement is validly terminated under Section 9.2(b)(i) (solely in the event that the Company materially breaches this Agreement in a manner that proximately caused the failure of the Closing to occur prior to such date), Section 9.2(b)(ii) as a result of the Company terminating the Plan Support Agreement pursuant to Section 8(d)(4) thereof, Section 9.2(b)(iii), Section 9.2(b)(iv), Section 9.2(b)(ix), or Section 9.3(c) and no Equity Commitment Party has breached its obligations under this Agreement such that the Company has the right to terminate this Agreement pursuant to Section 9.3(b), the Debtors shall pay WP 10.7%, Centerbridge 10.7%, Dundon 15.6%, and the Initial Consenting Noteholders 63.0% of a cash Termination Payment equal to $77,200,000 (the “Termination Payment”), which amount shall be paid within three (3) Business Days following consummation of such Alternative Transaction by wire transfer of immediately available funds to such account as WP, Centerbridge, Dundon and each of the Initial Consenting Noteholders may designate. The Initial Consenting Noteholders’ portion of the Termination Payment shall be allocated as set forth on Schedule 1 hereto.

(b)            The Termination Payment shall be fully earned, nonrefundable and non-avoidable upon entry of the EPCA Approval Order and shall be paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes. The Termination Payment shall, pursuant to the EPCA Approval Order, constitute allowed administrative expenses against each of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code.

(c)            Each of the Parties acknowledges that the Termination Payment is not intended to be a penalty but rather constitutes liquidated damages in a reasonable amount that will compensate the Equity Commitment Parties in the circumstances in which the Termination Payment is paid for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, in the event of a valid termination as set forth in this Section 9.5, each Equity Commitment Party acknowledges and agrees that the payment of its pro rata portion of the Termination Payment shall be its sole and exclusive remedy, at Law and in equity or otherwise, against the Debtors. In no event shall any Equity Commitment Party be entitled to any Termination Payment more than once.

Article X

GENERAL PROVISIONS

Section 10.1      Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)           If to the Company or any of the other Debtors:

Hertz Global Holdings, Inc.

8501 Williams Road

Estero, Florida 33928

Attention: M. David Galainena
Email: dave.galainena@hertz.com

with copies (which shall not constitute notice) to:

White & Case LLP

200 South Biscayne Boulevard, Suite 4900

Miami, Florida 33131

Attention: Thomas E. Lauria

Email: tlauria@whitecase.com

and

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Gregory Pryor and Adam Cieply

Email:	gpryor@whitecase.com adam.cieply@whitecase.com

(b)          If to the Direct Equity Investors:

to the electronic mail addresses set forth below such Party’s signature with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Gerard Uzzi; Nelly Almeida

Email: guzzi@milbank.com;

           nalmeida@milbank.com

(c)           If to the Initial Consenting Noteholders:

to the electronic mail addresses set forth below such Party’s signature with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Rachel C. Strickland

Email: rstrickland@willkie.com;

Section 10.2      Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Person (whether by operation of Law or otherwise) without the prior written consent of the Company and the Requisite Equity Commitment Parties, and any purported assignment in violation of this Section 10.2 shall be void ab initio provided, that each Equity Commitment Party may, without the consent of any other Party, assign its rights and obligations under this Agreement (including its right to purchase the Shares), in whole or in part, to one or more of its Affiliates or Affiliated Funds; provided, further that no such assignment shall relieve the relevant Equity Commitment Party of its obligations under this Agreement. Except as expressly provided in Section 6.12 with respect to D&O Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties. Notwithstanding anything to the contrary herein, each Party hereto recognizes, acknowledges and agrees that this Agreement binds only the desk or business unit that executes this Agreement and shall not be binding on any other desk, business unit or affiliate, unless such desk, business unit or affiliate separately becomes a Party hereto.

Section 10.3      Prior Negotiations; Entire Agreement.

(a)            This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) and the Plan Support Agreement constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, among the Parties (or any subset thereof) with respect to the subject matter of this Agreement, (including, without limitation, those certain Equity Commitment Letters, each dated March 29, 2021, by Hertz Global Holdings, Inc., Hertz Corp. and each of (i) Centerbridge Capital Partners IV, L.P., (ii) Dundon and (iii) Warburg Pincus (Callisto) Global Growth (Cayman), L.P., Warburg Pincus (Europa) Global Growth (Cayman), L.P., Warburg Pincus Global Growth-B (Cayman), L.P., Warburg Pincus Global Growth-E (Cayman), L.P., Warburg Pincus Global Growth Partners (Cayman), L.P. and WP Global Growth Partners (Cayman), L.P.) except that the Parties acknowledge that any confidentiality agreements heretofore executed among the Parties will each continue in full force and effect.

(b)           Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan by any Equity Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Equity Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.

Section 10.4      Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, SHALL BE BROUGHT IN THE BANKRUPTCY COURT, OR IF THE BANKRUPTCY COURT DOES NOT HAVE JURISDICTION TO HEAR SUCH ACTION, SUIT OR PROCEEDING, ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK, AND BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OF PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.5      Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.6      Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 10.7      Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified, or changed only by a written instrument signed by the Company (on behalf of itself and the other Debtors) and the Requisite Equity Commitment Parties. The terms and conditions of this Agreement may be waived (i) by the Company only by a written instrument executed by the Company (on behalf of itself and the other Debtors) and (ii) by the Equity Commitment Parties only by a written instrument executed by the Requisite Equity Commitment Parties. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity. For the avoidance of doubt, nothing in this Agreement shall affect or otherwise impair the rights, including consent rights, of the Equity Commitment Parties under the Plan Support Agreement or any other Transaction Agreement.

Section 10.8      Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.9      Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to equitable relief, including an injunction or injunctions or Orders for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.10      Damages. Notwithstanding anything to the contrary in this Agreement, (i) none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits and (ii) in no event shall the aggregate liability of any Party for claims hereunder exceed the amount of its Equity Commitment hereunder.

Section 10.11      Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Equity Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, except as required by or reasonably necessary to comply with applicable Law (including (x) the Bankruptcy Code, bankruptcy rules, and applicable local rules of the Bankruptcy Court to the extent reasonably necessary to obtain entry of the EPCA Approval Order, Disclosure Statement Order or Confirmation Order and (y) in any filing made by the Company or the Debtors with the Bankruptcy Court and as may be necessary or appropriate in the good faith determination of the Company or its Representatives to obtain Bankruptcy Court approval of the transactions contemplated hereby), Orders of the Bankruptcy Court or the rules or regulations of any applicable securities exchange, and except for disclosure of matters that become a matter of public record as a result of the Chapter 11 Cases and any filings or notices related thereto; provided, that nothing in this Agreement shall restrict or prohibit (a) the Company, the Equity Commitment Parties or their respective Affiliates from making any announcement to their respective employees, customers and other business relations to the extent that such announcement consists solely of, or is otherwise consistent in all material respects with previous press releases, public disclosures or public statements made by any party hereto in accordance with this Agreement, including in investor conference calls, SEC filings, Q&As or other publicly disclosed statements or documents, in each case, to the extent such disclosure is still accurate in all material respects (and not misleading).

Section 10.12      Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms, pursue the consummation of the Restructuring, or determine the payment of damages to which a Party may be entitled under this Agreement.

Section 10.13      No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates, or any of such Party’s Affiliates’ or respective Related Parties in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 10.13 shall relieve or otherwise limit the liability of any Party or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments.  For the avoidance of doubt, prior to the Effective Date, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with this Agreement or the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable. In furtherance of the foregoing, prior to the earlier of (x) the Effective Date and (y) a termination of this Agreement pursuant to Article IX, neither the Company, the Debtors, nor any of their Affiliates or any of their respective direct or indirect general or limited partners, managers, officers, directors, employees, representatives or agents may assert any claim against the Equity Commitment Parties in connection with this Agreement or the transactions contemplated hereby (other than a claim seeking an order of specific performance in the circumstances provided for in Section 10.9), it being understood that this Agreement will terminate automatically and immediately upon the assertion of any such claim.

Section 10.14      Company Disclosure Schedules. It is expressly understood and agreed that (a) the disclosure of any fact or item in any section of the Company Disclosure Schedules shall be deemed disclosure with respect to any other Section or subsection of this Agreement or the Company Disclosure Schedules to which its relevance is reasonably apparent on its face, (b) the disclosure of any matter or item in the Company Disclosure Schedules shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein, or otherwise imply, that any such matter is material or creates a measure for materiality for purposes of this Agreement, and (c) the mere inclusion of an item in the Company Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has resulted in and would reasonably be expected to result in a Material Adverse Effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Equity Purchase and Commitment Agreement]

CENTERBRIDGE CAPITAL PARTNERS IV, L.P.

By:	Centerbridge Associates IV, L.P., its General Partner
By:	CCP IV Cayman GP Ltd., its General Partner

By:	/s/ Bao Truong

Name:	Bao Truong
Title:	AUTHORIZED SIGNATORY

Notice Address:

Centerbridge Partners, LP.
375 Park Avenue
New York, New York 10152

Attention: The Office of the General Counsel
Email: legalnotices@centerbridge.com

[Signature Page to Equity Purchase and Commitment Agreement]

WARBURG PINCUS (CALLISTO) GLOBAL GROWTH (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorised Signatory

WARBURG PINCUS (EUROPA) GLOBAL GROWTH (CAYMAN), L.P.
By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorised Signatory

WARBURG PINCUS GLOBAL GROWTH-B (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorised Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

WARBURG PINCUS GLOBAL GROWTH-E (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorised Signatory

WARBURG PINCUS GLOBAL GROWTH PARTNERS (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorised Signatory

WP GLOBAL GROWTH PARTNERS (CAYMAN), L.P.

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its general partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its general partner
By:	Warburg Pincus Partners II (Cayman), L.P., its managing member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorised Signatory

Notice Address:
450 Lexington Ave
New York, NY 10017

Attention: General Counsel
Email: notices@warburgpincus.com

[Signature Page to Equity Purchase and Commitment Agreement]

DUNDON CAPITAL PARTNERS, LLC

By:	/s/ Tom Dundon

Name:	Tom Dundon
Title:	Chairman and Managing Partner

Notice Address:

Dundon Capital Partners, LLC
2100 Ross Ave Ste 550
Dallas, TX, 75201-6765

Attention: Tom Dundon
Email: td@dundon.co

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

400 CAPITAL CREDIT OPPORTUNITIES MASTER FUND LTD

By: 400 Capital Management LLC, as investment manager

By:	/s/ Christopher Hentemann
Name: Christopher Hentemann
Title: Managing Partner and Chief Investment officer

BOSTON PATRIOT MILK ST LLC

By: 400 Capital Management LLC, as investment manager

By:	/s/ Christopher Hentemann

Name: Christopher Hentemann
Title: Managing Partner and Chief Investment officer

400 CAPITAL TX COF I LP

By: 400 Capital Management LLC, as investment manager

By:	/s/ Christopher Hentemann

Name: Christopher Hentemann
Title: Managing Partner and Chief Investment officer

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

683 CAPITAL PARTNERS, LP

By:	/s/ Joseph Patt
Name: Joseph Patt
Title: Member of the General Partner

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

AEGON USA INVESTMENT MANAGEMENT, LLC

By:	/s/ Derek Thoms

Name: Derek Thoms
Title: Vice President

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

BofA Securities Inc. executes this Agreement and signature page solely on behalf of the US Distressed & Special Situations Group and its managed positions. This signature in no way binds any other line of business, activities or positions at BofA Securities Inc. or any of its affiliates or subsidiaries. In the event the terms of this signature are not accepted, the signature shall be deemed null and void ab initio

By:	/s/ Vincenzo Ruocco
Name: Vincenzo Ruocco
Title: Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

BREAN ASSET MANAGEMENT, LLC

By:	/s/ Patrick L. Marano, Jr.
Name: Patrick L. Marano, Jr.
Title: General Counsel & CCO

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Canso Investment Counsel Ltd. in its capacity as portfolio manager acting for and on behalf of certain managed accounts

By:	/s/ Joe Morin

Name:	Joe Morin
Title:	Portfolio Manager

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Carronade Capital Master, LP
By: Carronade Capital GP, LLC, its general partner

By:	/s/ Dan Gropper
	Name:	Dan Gropper
	Title:	Managing Member

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

CarVal Investors, LP on behalf of the fund, it manages

By:	/s/ Ryan Morrell
	Name:	Ryan Morrell
	Title:	Managing Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY
Cetus Capital VI, L.P.

By:	/s/ Richard Maybaum
	Name:	Richard Maybaum
	Title:	Managing Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY
Littlejohn Opportunities Master Fund LP

By:	/s/ Richard Maybaum
	Name:	Richard Maybaum
	Title:	Managing Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY
OFM II, L.P.

By:	/s/ Richard Maybaum
	Name:	Richard Maybaum
	Title:	Managing Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

CVC Global Credit Opportunities Master Fund LP
acting by its general partner,
CVC Global Credit Opportunities Fund GP, LLC
acting by its sole member,
CVC Credit Partners LLC

By:	/s/ Scott Bynum
	Name:	Scott Bynum
	Title:	Authorised signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

D. E. Shaw Galvanic Portfolios, L.L.C.

By:	/s/ Shi Nisman
	Name:	Shi Nisman
	Title:	Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

Deutsche Bank Securities Inc. (“DB”) is engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of DB as further set forth in this signature page, and shall not apply to any other affiliate, trading desk or business group of DB.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

DEUTSCHE BANK SECURITIES INC.
(solely with respect to the Distressed Products Group)

By:	/s/ Shawn Faurot
	Name:	Shawn Faurot
	Title:	Managing Director

By:	/s/ Joanne Adkins
	Name:	Joanne Adkins
	Title:	Managing Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Diameter Master Fund LP
By:	Diameter Capital Partners LP, its Investment Manager

By:	/s/ Shailini Rao
	Name:	Shailini Rao
	Title:	General Counsel and CCO

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Diameter Dislocation Master Fund LP
By:	Diameter Capital Partners LP, its Investment Manager

By:	/s/ Shailini Rao
Name: Shailini Rao
Title: General Counsel and CCO

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Eaton Vance Management

By:	/s/ Steve Concannon
	Name:	Steve Concannon
	Title:	Vice President

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Farmstead Capital Management, LLC and
its affiliates

By:	/s/ Michael Scott
Name: Michael Scott
Title: Managing Member

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

FIDELITY ADVISOR SERIES II: Fidelity Advisor Strategic Income Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Management Trust Company: Fidelity Blue Chip Growth Commingled Pool

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

FIDELITY SUMMER STREET TRUST: Fidelity Capital & Income Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Investments Canada ULC: Fidelity Blue Chip Growth Institutional Trust

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Canadian Balanced Fund, by Fidelity
Investments Canada ULC as Trustee

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity American High Yield Fund, by Fidelity
Investments Canada ULC as Trustee

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Distressed Opportunities Master Fund I, LP,
by Fidelity Management & Research Company LLC
as Investment Manager

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Funds SICAV / Fidelity Funds – US High
Yield

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Securities Fund: Fidelity Series Blue Chip
Growth Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Japan Trustee Services Bank, LTD. Re: Fidelity
Strategic Income Fund (Mother) By Fidelity
Management & Research Company as Sub-Advisor

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

FIDELITY SUMMER STREET TRUST: Fidelity
Global High Income Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

FMR Capital, Inc. High Income 1 Pilot Portfolio -
Portfolio Number 5028

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

FMR Capital, Inc. High Income 2 Pilot Portfolio -
Portfolio Number 5559

By:	/s/ Chris Maher
Name:Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

FIDELITY CENTRAL INVESTMENT
PORTFOLIOS LLC: Fidelity High Income Central
Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Master Trust Bank Of Japan Ltd. Re: Fidelity US High Yield Mother Fund, by Fidelity Management & Research Company as Investment Manager

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Japan Trustee Services Bank, Ltd. Re: Fidelity High Yield Bond Open Mother Fund, by Fidelity Management & Research Company as Investment Manager

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

FIDELITY ADVISOR SERIES I: Fidelity Advisor High Income Advantage Fund

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Pension Reserves Investment Trust Fund, by Fidelity Institutional Asset Management Trust Company as Investment Manager

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Fidelity Institutional Asset Management Trust Company: FIAM Target Date Blue Chip Growth Commingled Pool

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

VARIABLE INSURANCE PRODUCTS FUND V:
Strategic Income Portfolio

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

J.P. MORGAN INVESTMENT MANAGEMENT INC. AND JPMORGAN CHASE BANK, N.A. (“Signatory”), solely as investment adviser and/or trustee on behalf of certain discretionary accounts and/or funds it manages.

By executing this agreement, Signatory, solely as investment advisor and/or trustee on behalf of certain discretionary funds and/or accounts it manages, binds only itself, and itself only in that capacity, and not any other affiliate of JPMorgan Chase & Co., or any of its or their respective business units, subsidiaries or affiliates (including any desk or business unit thereof), and no such affiliate shall be deemed to be bound by the terms of this agreement by virtue of Signatory’s execution of this agreement. Moreover, Signatory shall have no obligation to cause any of its affiliates to take or refrain from taking any action.

By:	/s/ Greg Seketa
Name: Greg Seketa
Title: Executive Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

J.P. MORGAN SECURITIES LLC*, with respect to
only its North America Credit Trading Group

By:	/s/ Brian M. Ercolani
Name: Brian M. Ercolani
Title: Operations Manger

*This signature page to the Equity Commitment Agreement (the “Agreement”) applies only to the North America Credit Trading group of J.P. Morgan Securities LLC (“CTG”) and the senior notes (“Notes”) held by such group. Accordingly, the terms “Investor”, “Plan Sponsors”, “party”, and “parties” for all purposes of the Agreement mean and refer only to CTG and such business unit’s holdings of the Notes. For the avoidance of doubt, the Agreement does not apply to (i) loans, claims, securities, notes, other obligations or any other interests in the Debtors that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any other group or business unit within, or affiliate of, J.P. Morgan Securities LLC, (ii) any credit facilities to which JPMorgan Chase & Co. or any of its affiliates (“Morgan”) is a party in effect as of the date hereof, (iii) any new credit facility, amendment to an existing credit facility, or debt or equity securities offering involving Morgan, (iv) any direct or indirect principal activities undertaken by any Morgan entity engaged in the venture capital, private equity or mezzanine businesses, or portfolio companies in which they have investments, (v) any ordinary course sales and trading activity undertaken by employees who are not a member of CTG, (vi) any Morgan entity or business engaged in providing private banking or investment management services, or (vii) any loans, notes, or claims that may be beneficially owned by non-affiliated clients of J.P. Morgan Securities LLC or any of its affiliates or for which Morgan acts in a fiduciary capacity.

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

King Street Capital Management, L.P.

By:	/s/ Howard Baum
Name: Howard Baum
Title: Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Livello Capital Special Opportunities Master Fund LP

By:	/s/ Joseph Salegna
Name: Joseph Salegna
Title: Chief Financial Officer

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Lord, Abbett & Co. LLC, as investment adviser on behalf
of certain accounts it manages

By:	/s/ Steven Rocco
Name: Steven Rocco
Title: Member & Director of Taxable Fixed Income

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Marathon Asset Management, LP acting on behalf of one or more investment funds managed and/or advised by Marathon Asset
Management, LP

By:	/s/ Jeff Jacob
	Name:	Jeff Jacob
	Title:	Authorized Signatory

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

MILLENNIUM CMM, LTD.
By:	Millennium International Management LP, its Investment Manager

By:	/s/ Mark Meskin
	Name:	Mark Meskin
	Title:	Chief Trading Officer

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Moore Global Investments, LLC by Moore Capital Management, LP
Its Investment Manager

By:	/s/ James Kaye
	Name:	James Kaye
	Title:	Vice President

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Morgan Stanley & Co., LLC, solely on behalf of its New York
distressed trading desk, and not on behalf of any of its other trading desks, business units, divisions or affiliates

By:	/s/ Brian McGowan
	Name:	Brian McGowan
	Title:	Managing Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Napier Park Global Capital (US) LP, on behalf of its managed funds and accounts

By:	/s/ Rutvij Shanghavi
	Name:	Rutvij Shanghavi
	Title:	Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Nomura Corporate Research and Asset Management Inc. as
investment adviser on behalf of certain funds and accounts

By:	/s/ Stephen S Kotsen
Name: Stephen Kotsen
Title : Managing Director

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

One Fin Capital Master Fund LP
By:	One Fin Capital Management LP
Its Investment Advisor

By:	/s/ MayKao Manisone
	Name:	MayKao Manisone
	Title:	CFO

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

P. SCHOENFELD ASSET MANAGEMENT LP, as investment advisor on behalf of certain funds and managed accounts

By:	/s/ Dhananjay Pai
Name: Dhananjay Pai
Title: President & Chief Operating Officer

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Sunrise Partners Limited Partnership

By:	/s/ Douglas W. Ambrose
	Name:	Douglas W. Ambrose
	Title:	Executive Vice President of Paloma Partners Management Company, general partner of Sunrise Partners Limited Partnership

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Pentwater Capital Management LP

By:	/s/ David M Zirin
	Name:	David M Zirin
	Title:	Chief Operating Officer

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Capital Ventures International
By Susquehanna Advisors Group, Inc., its authorized agent

By:	/s/ Kathy Harley
	Name:	Kathy Harley
	Title:	Assistant Vice President

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Warlander Partners, LP

By:	/s/ Matthew Tuminello
	Name:	Matt Tuminello
	Title:	CFO

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY

Wexford Spectrum Trading Limited, Wexford Catalyst Trading Limited,
Debello Trading Limited, Wexford Focused Trading Limited
By:Wexford Capital LP, the Manager of the Funds
By:	/s/ Arthur Amron
	Name:	Arthur Amron
	Title:	Partner and General Counsel

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY
WHITEBOX RELATIVE VALUE PARTNERS, LP
By:	/s/ Luke Harris
	Name:	Luke Harris
	Title:	General Counsel
Whitebox Advisors LLC

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY
WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:	/s/ Luke Harris
	Name:	Luke Harris
	Title:	General Counsel
Whitebox Advisors LLC

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY
WHITEBOX GT FUND, LP

By:	/s/ Luke Harris
	Name:	Luke Harris
	Title:	General Counsel
Whitebox Advisors LLC

[Signature Page to Equity Purchase and Commitment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Agreed to and accepted:

EQUITY COMMITMENT PARTY
PANDORA SELECT PARTNERS, LP

By:	/s/ Luke Harris
	Name:	Luke Harris
	Title:	General Counsel
Whitebox Advisors LLC

[Signature Page to Equity Purchase and Commitment Agreement]

Annex A

Terms of Preferred Stock

Convertible Series A Preferred Stock:	The Reorganized Debtors shall issue, and Centerbridge and WP shall purchase, shares of the Preferred Stock with customary terms and conditions, including, without limitation, the following:

	•	Price. The Preferred Stock will be issued at a purchase price of $385 million in the aggregate in cash.

	•	New Money Investors. Centerbridge shall commit, severally and not jointly, to purchase shares of Preferred Stock at a purchase price of $192.5 million in the aggregate in cash; WP shall commit, severally and not jointly, to purchase shares of Preferred Stock at a purchase price of $192.5 million in the aggregate in cash.

	•	Dividend. 4.0% per annum, compounded quarterly for the first through the third year from issuance, payable in kind (PIK). No coupon from and after the first day of the fourth year from the date of issuance. The Preferred Stock shall also participate in dividends paid on common stock on an as converted basis.

	•	Conversion. Each holder will have the right to convert its shares of Preferred Stock (including PIK dividends) into common stock of the Reorganized Debtors, based on a pre-conversion common equity valuation of $4,826 million (“Pre-Conversion Common Equity Valuation”), subject to customary anti-dilution protections.

	•	Mandatory Conversion. Beginning one year after the Effective Date until the third anniversary of the Effective Date, each outstanding share of Preferred Stock shall automatically convert (unless previously converted) into a number of shares of common stock at the Pre-Conversion Common Equity Valuation if (x) the 30 day volume weighted average price per share of the common stock multiplied by the number of shares of common stock outstanding at the time of conversion exceeds (y) 150% of the Pre-Conversion Common Equity Valuation. From and after the third anniversary of the Effective Date, each outstanding share of Preferred Stock shall automatically convert (unless previously converted) into a number of shares of common stock at the Pre-Conversion Common Equity Valuation if (x) the 30 day volume weighted average price per share of the common stock multiplied by the number of shares of common stock outstanding at the time of conversion exceeds (y) 200% of the Pre-Conversion Common Equity Valuation.

	•	Ranking. Senior liquidation and distribution rights with respect to all other preferred stock and common stock of the Reorganized Debtors. In connection with a sale, liquidation, or similar event, if not previously converted, the holders of shares of Preferred Stock shall be entitled to the greater of (i) the liquidation preference of such stock, which shall include accrued and unpaid dividends thereunder, whether or not previously declared, and (ii) the amount the Preferred Stock would receive, including accrued and unpaid dividends thereunder, whether or not previously declared, if such shares converted immediately before such event into common stock pursuant to the conversion right specified above. Customary anti-dilution protection.

•	Voting. Other than with respect to the board of directors of the Reorganized Debtors, the holders of Preferred Stock will vote on an as converted basis as a single class with the holders of common stock with respect to all matters up for vote before holders of common stock in the Reorganized Debtors.

•	Maturity. Perpetual unless converted or redeemed.

•	Redemption. The Preferred Stock will not be redeemable by the Reorganized Debtors, except: (i) after the three (3) year anniversary of the Effective Date; or (ii) in connection with a transaction resulting in the transfer to a non-affiliate of (a) 50.01% or more of the total voting power of the Reorganized Debtors or (b) all or substantially all of the assets of the Reorganized Debtors, the Reorganized Debtors may redeem any Preferred Stock that has not already been converted into common stock of the Reorganized Debtors for an amount equal to the liquidation preference plus the amount of any dividends that have accrued.

Annex B

Rights Offering Procedures

See attached.

[Annex B – Rights Offering Procedures]

Annex B

HERTZ GLOBAL HOLDINGS, INC.

RIGHTS OFFERING PROCEDURES

Each Rights Offering Share is being distributed and issued by the Debtor without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.1

None of the Subscription Rights or Rights Offering Shares issuable upon exercise of such rights distributed pursuant to these Rights Offering Procedures have been or will be registered under the Securities Act, nor any state or local law requiring registration for offer and sale of a security. Any Eligible Unsecured Funded Debt Holder that subscribes for Rights Offering Shares will be subject to restrictions under the Securities Act on its ability to resell those securities. Resale restrictions are discussed in further detail in the Disclosure Statement and Subscribers are advised to carefully review the information contained therein.

No Subscription Rights may be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the Subscription Rights, the Rights Offering Shares, the Allowed Unsecured Funded Debt Claims and any related claims), except in connection with a transfer by a Holder of Allowed Unsecured Funded Debt Claims of such underlying Claims.

None of the Rights Offering Shares have been registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no Rights Offering Shares may be sold or transferred except pursuant to an effective registration statement or exemption from registration under the Securities Act.

Participation in the Rights Offering is limited to Eligible Unsecured Funded Debt Holders. The Rights Offering Shares are available only to Eligible Unsecured Funded Debt Holders and any invitation, offer or agreement to subscribe or purchase will be entered into only with Eligible Unsecured Funded Debt Holders. No offer or invitation to subscribe or purchase is being made to any person who is not an Eligible Unsecured Funded Debt Holder and no such person should act or rely on any offer or invitation to subscribe or purchase Rights Offering Shares contained in this document.

The Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with Section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security offered or sold under the plan of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

1 These Rights Offering Procedures remain subject to continuing securities law review.

The Subscription Form and all other required documentation to participate in the Rights Offering must be completed and timely submitted along with arrangement of payment of the Aggregate Purchase Price for such Subscription Rights, which must be actually and timely received by the Subscription Agent in no event later than the Subscription Expiration Deadline, in accordance all terms and conditions set forth in the Rights Offering Procedures, the Subscription Form, and the Subscription Agreement, as applicable. All questions concerning the timeliness, validity, form, and eligibility of any exercise, or purported exercise of Subscription Rights, shall be determined by the Debtors in consultation with the Requisite Commitment Parties. Any Rights Offering submissions that do not properly comply with the requirements set forth in the Rights Offering Procedures, the Subscription Form, and the Subscription Agreement, will be deemed not to have been received or accepted until all such defects and irregularities have been waived in writing by the Debtors (after consulting with the Requisite Commitment Parties) or timely cured. Unless waived by the Debtors in writing, any defects or irregularities must be cured by the Subscription Expiration Deadline in order to participate in the Rights Offering. The Debtors may in the exercise of their sole discretion provide notice to Subscribers of defects or irregularities in connection with the submission of such Subscription Forms; provided, that neither the Debtors nor the Requisite Commitment Parties, nor the Reorganized Debtors nor any of their respective employees, Affiliates, or professionals shall incur any liability for giving, or failing to give, such notification and such opportunity to cure. For the avoidance of doubt, the submission of an inaccurate, incomplete, untimely, or otherwise defective Subscription Form or the failure to remit timely and full payment of the Aggregate Purchase Price to the Subscription Agent may result in the irrevocable relinquishment and waiver of a Subscriber’s purported right, if any, to participate in the Rights Offering.

2

Eligible Unsecured Funded Debt Holders2 should note the following dates and times relating to the Rights Offering:

Date	Calendar Date	Event
Record Date (only for Holders of ALOC Facility Claims) ……..……...……	[June 3], 2021	The date fixed by these Rights Offering Procedures for the determination of the Subscription Rights of eligible Holders of ALOC Facility Claims (the “Record Date”).

ATOP Date (only for Holders of Unsecured Notes Claims) …..………	5:00 p.m. New York City Time on [June 4, 2021]

The date fixed by these Rights Offering Procedures for the determination of the Subscription Rights of the eligible Holders of Unsecured Notes Claims as of the Subscription Expiration Deadline (the “ATOP Date”).

Subscription Commencement Date…...	[April 30], 2021	Commencement of the Rights Offering.

Subscription Expiration Deadline ……………...….	5:00 p.m. New York City Time on [June 4], 2021

The deadline for Eligible Unsecured Funded Debt Holders to subscribe for Rights Offering Shares. To exercise Subscription Rights, Eligible Unsecured Funded Debt Holders must: (i) complete and submit the subscription exercise form (the “Subscription Form”) along with all exhibits and annexes thereto (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable); and execute and submit the subscription agreement (the “Subscription Agreement”); and (ii) timely execute (or arrange for its Subscription Nominee to timely execute) a wire transfer of the Aggregate Purchase Price for the subscribed-for Rights Offering Shares, each and all of which must be received by Prime Clerk LLC in its capacity as subscription agent for the Debtors (the “Subscription Agent”) by the Subscription Expiration Deadline. Parties must also have their Unsecured Notes tendered/blocked prior to the Subscription Expiration Deadline in accordance with the ATOP procedures of The Depository Trust Company (“DTC”). Notwithstanding anything to the contrary herein, funding of the Aggregate Purchase Price by Equity Commitment Parties shall be governed by the Equity Purchase and Commitment Agreement, dated as of [●], 2021 by and among Hertz Parent and the Plan Sponsors party thereto, as the same may be amended, modified, or amended and restated from time to time in accordance with its terms (the “EPCA”).

2 As set forth in the Plan, “Unsecured Funded Debt Claims”: means (i) the Unsecured Notes Claims and (ii) the ALOC Facility Claims.”

3

Eligible Unsecured Funded Debt Holders who are not Equity Commitment Parties must deliver the Aggregate Purchase Price by the Subscription Expiration Deadline.

Eligible Unsecured Funded Debt Holders who are Equity Commitment Parties must deliver the Aggregate Purchase Price by the deadline specified in the EPCA (the “Escrow Account Funding Date”).

Capitalized terms used and not defined herein shall have the meaning assigned to them in the Plan (as defined below).3

3 To the extent the order approving the Debtors’ Motion for Entry of an Order (I) Approving Rights Offering Procedures and Related Materials, (II) Authorizing Debtors to Conduct Rights Offering in Connection with Debtors' Plan of Reorganization, and (III) Granting Related Relief) (the “Order”) conflicts with these Rights Offering Procedures, the Order shall govern.

4

To Eligible Unsecured Funded Debt Holders:

On [April 3, 2021], the Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and its Debtor Affiliates (as may be altered, amended, modified or supplemented from time to time in accordance with the terms thereof, the “Plan”), and the Disclosure Statement for [Second] Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and its Debtor Affiliates (as such may be altered, amended, modified or supplemented from time to time in accordance with the terms thereof, the “Disclosure Statement”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Pursuant to the Plan, each Holder of an Allowed Unsecured Funded Debt Claim will receive Subscription Rights and may, subject to the eligibility requirements set forth in these Rights Offering Procedures, and the Plan, subscribe for its pro rata share of the Reorganized Hertz Parent/Corp. Interests being offered in the Rights Offering (the “Rights Offering Shares”), provided that it (i) timely and properly executes and delivers its Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) and an executed Subscription Agreement, to the Subscription Agent in advance of the Subscription Expiration Deadline and (ii) pays the Aggregate Purchase Price as set forth in the paragraph below.

No Eligible Unsecured Funded Debt Holder shall be entitled to participate in the Rights Offering unless the Aggregate Purchase Price for the Rights Offering Shares it subscribes for is received by the Subscription Agent (i) in the case of an Eligible Unsecured Funded Debt Holder that is not a Equity Commitment Party, by the Subscription Expiration Deadline, and (ii) in the case of an Eligible Unsecured Funded Debt Holder that is an Equity Commitment Party, by the Escrow Account Funding Date. No interest is payable on any advanced funding of the Aggregate Purchase Price. If the Rights Offering is terminated for any reason, your Aggregate Purchase Price will be returned to you promptly. No interest will be paid on any returned Aggregate Purchase Price.

As part of the exercise process, following exercise of Subscription Rights, the Unsecured Notes which are held through DTC and the other relevant depositories will be frozen from trading, as described below. All beneficial holders of Unsecured Notes that are not registered holders must complete (or coordinate with each of their Subscription Nominees, as applicable, to arrange for the timely completion and submission of) the Beneficial Holder Subscription Form, which is attached to the Subscription Form as Annex B. Such beneficial holders should permit sufficient time to allow each Subscription Nominee, as applicable, to process and deliver the underlying Unsecured Notes through DTC Automated Tender Offer Program (“ATOP”) and complete and submit all the information required by the Beneficial Holder Subscription Form to the Subscription Agent by the Subscription Expiration Deadline. By giving the instruction to its Subscription Nominee to submit the underlying Unsecured Notes through ATOP, the Holder is (i) authorizing its Subscription Nominee to exercise all Subscription Rights associated with the amount of Unsecured Notes as to which the instruction pertains; and (ii) certifying that it understands that, once submitted, the underlying Unsecured Notes will be frozen from trading until the Effective Date, at which point (a) the underlying Unsecured Notes will be cancelled pursuant to the Plan; and (b) the Holder will additionally receive any related Rights Offering Shares. The amount of time necessary for a Nominee to process and deliver the applicable Unsecured Notes through ATOP may vary. Beneficial holders of Unsecured Notes are urged to consult with their Subscription Nominees to ensure the timely submission of their Beneficial Holder Subscription Form to the Subscription Agent by the Subscription Expiration Deadline. Failure to submit (or arrange for each Subscription Nominee, as applicable, to submit) such Beneficial Holder Subscription Form (or other instructions required by the Nominee) on a timely basis will result in such Holder being deemed to have irrevocably relinquished and waived their Subscription Rights. None of the Company, the Solicitation Agent, or any of the Equity Commitment Parties will have any liability for any such failure.

5

No Eligible Unsecured Funded Debt Holder (except an Equity Commitment Party) shall be entitled to participate in the Rights Offering unless the Aggregate Purchase Price for the Rights Offering Shares it subscribes for is received by the Solicitation Agent by the Subscription Expiration Deadline. For all Eligible Holders (except an Equity Commitment Party), payment of the Aggregate Purchase Price must be made at or before the time the Beneficial Holder Subscription Form is submitted, but in no event later than the Subscription Expiration Deadline.

Equity Commitment Parties are party to the EPCA, have already been designated as Eligible Unsecured Funded Debt Holders, and are known to the Debtors. The rights and obligations of the Equity Commitment Parties in the Rights Offering shall be governed by the EPCA to the extent the rights or obligations set forth therein differ from the rights and obligations set forth in these Rights Offering Procedures or any Subscription Form. For the avoidance of doubt, the Equity Commitment Parties shall only be required to submit a Subscription Form to the extent they are Holders of Unsecured Notes Claims or ALOC Facility Claims and seek to exercise Subscription Rights in that capacity.

In order to participate in the Rights Offering, you must complete all the steps outlined below. If all of the steps outlined below are not completed by the Subscription Expiration Deadline or the Escrow Account Funding Date, as applicable, you shall be deemed to have forever and irrevocably relinquished and waived your right to participate in the Rights Offering.

1.	Rights Offering

Eligible Unsecured Funded Debt Holders have the right, but not the obligation, to participate in the Rights Offering. Eligible Unsecured Funded Debt Holders shall be eligible to receive Subscription Rights to subscribe for their pro rata portion of the applicable Rights Offering Shares.

Only a Holder of an ALOC Facility Claim as of the Record Date or an Unsecured Note Claim as of the ATOP Date who is also either an “accredited investor” within the meaning of Rule 501 of the Securities Act (“Accredited Investor”) or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act (“Qualified Institutional Buyer”) and who timely and properly submits all documentation and required payments to the Subscription Agent in accordance with the procedures set forth herein may be deemed eligible to participate in the Rights Offering (an “Eligible Unsecured Funded Debt Holder”). Each Eligible Unsecured Funded Debt Holder must provide to the Subscription Agent, the Equity Commitment Parties and the Company any information and certifications reasonably requested of any of them as to its status as an Accredited Investor or Qualified Institutional Buyer.

6

Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreement, each Eligible Unsecured Funded Debt Holder is entitled to subscribe for up to one Rights Offering Share per $[●] of Allowed Unsecured Funded Debt Claims, at a purchase price of $[●] per share (the “Rights Offering Share Price”).

[Any holder of an Allowed Unsecured Funded Debt Claim that is not an Accredited Investor or Qualified Institutional Buyer (a “Non-Eligible Participant”) will be eligible to receive a distribution (the “Non-Eligible Participant Distribution”) upon settlement of the Rights Offering. In order to obtain such Non-Eligible Participant Distributions, such Non-Eligible Participants must timely tender their Unsecured Notes on ATOP and select the appropriate designations on DTC as specified in the Plan.  To the extent Non-Eligible Participants fail to do so in accordance with the terms and conditions set forth in the Plan and these Rights Offering Procedures, the Non-Eligible Participants Distribution right will be irrevocably relinquished and waived.]

There will be no over-subscription privilege in the Rights Offering. Any Rights Offering Shares that are unsubscribed by the Eligible Unsecured Funded Debt Holders entitled thereto will not be offered to other Eligible Unsecured Funded Debt Holders, but will be purchased by the applicable Equity Commitment Parties in accordance with the EPCA. Subject to the terms and conditions of the EPCA, each Equity Commitment Party has agreed to (i) purchase (on a several and not joint basis) their share of the Rights Offering Shares that are not purchased by Eligible Unsecured Funded Debt Holders that are not Equity Commitment Parties in the Rights Offering (the “Unsubscribed Shares”) and (ii) exercise (on a several and not joint basis) all Subscription Rights that are issued to it (or such Related Purchaser) pursuant to the Rights Offering, and duly purchase all Rights Offering Shares issuable to it pursuant to such exercise in accordance with the EPCA, the Rights Offering Procedures, and the Plan.

Any Eligible Unsecured Funded Debt Holder that subscribes for Rights Offering Shares will be subject to restrictions under the Securities Act on its ability to resell those securities. Resale restrictions are discussed in more detail in Article VI of the Disclosure Statement, entitled “Transfer Restrictions and Consequences Under Federal Securities Law.”

SUBJECT TO THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING PROCEDURES AND THE EPCA IN THE CASE OF ANY EQUITY COMMITMENT PARTY, ALL SUBSCRIPTIONS SET FORTH IN SUBSCRIPTION FORM(S) ARE IRREVOCABLE.

2.	Subscription Period

The Rights Offering will commence on the Subscription Commencement Date and will expire at the Subscription Expiration Deadline (the “Subscription Period”).

7

Each Eligible Unsecured Funded Debt Holder intending to purchase Rights Offering Shares in the Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in the Subscription Form by the Subscription Expiration Deadline.

Any exercise of Subscription Rights after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored.

The Subscription Expiration Deadline may be extended with the consent of the Requisite Commitment Parties, or as required by law.

3.	Distribution of the Rights Offering Materials

On the Subscription Commencement Date, the Subscription Agent shall distribute, or cause to be distributed, the Rights Offering Procedures, the Subscription Form, and the Subscription Agreement (collectively, the “Rights Offering Materials”), to all Unsecured Funded Debt Holders in the ordinary course of distribution, including through DTC, and to each bank, broker, or other nominee (each, a “Subscription Nominee”) for any applicable Unsecured Funded Debt Holder identified to the Subscription Agent in advance of the Subscription Commencement Date. Eligible Unsecured Funded Debt Holders must instruct their Subscription Nominee, as applicable, to tender/block their positions in the DTC or relevant depository. The Subscription Agent shall use such information only for purposes consistent with the Rights Offering Procedures and any order of the Bankruptcy Court.

Copies of the Rights Offering Materials may also be obtained by contacting the Subscription Agent or visiting the Debtors’ restructuring website at http://restructuring.primeclerk.com/hertz.

4.	Delivery of Subscription Agreement

Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreement, each Eligible Unsecured Funded Debt Holder may exercise all or any portion of such Eligible Unsecured Funded Debt Holder’s Subscription Rights.

In order to facilitate the exercise of the Subscription Rights, beginning on the Subscription Commencement Date, the Subscription Agent shall distribute, or cause to be distributed, a Subscription Agreement to each Holder of an Allowed Unsecured Funded Debt Claim in the ordinary course of distribution, including through DTC, and to each bank, broker, or other nominee for any applicable Holder of an Allowed Unsecured Funded Debt Claim, together with appropriate instructions for the proper completion, due execution, and timely delivery of the executed Subscription Agreement, and the payment of the Aggregate Purchase Price for its Rights Offering Shares. Noteholders will also need to instruct their Subscription Nominee to tender/block their positions in the relevant depository.

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5.	Exercise of Subscription Rights

(a)            In order to validly exercise its Subscription Rights, each Eligible Unsecured Funded Debt Holder that is not an Equity Commitment Party must:

i.	return a duly executed Subscription Agreement along with a duly completed and executed Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, together with applicable annexes and exhibits) to the Subscription Agent, so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline and tender/block their positions at the relevant depository;

ii.	at the same time it returns its Subscription Agreement and Subscription Form to the Subscription Agent, but in no event later than the Subscription Expiration Deadline, pay the Aggregate Purchase Price to the Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions included in Item 4 of the Subscription Form; and

iii.	timely provide any information and certifications reasonably requested by the Subscription Agent, the Equity Commitment Parties and the Company as to its status as an Accredited Investor or Qualified Institutional Buyer.

(b)            In order to validly exercise its Subscription Rights, each Eligible Unsecured Funded Debt Holder that is an Equity Commitment Party must:

i.	return a duly executed Subscription Agreement, along with a duly completed and executed Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, together with applicable annexes and exhibits) to the Subscription Agent, so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline and tender/block their positions at the relevant depository; and

ii.	no later than the Escrow Account Funding Date, pay the Aggregate Purchase Price to the Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions included in Item 4 of the Subscription Form.

All Equity Commitment Parties must pay their applicable funding amount directly to the funding account or as otherwise permitted or directed by the EPCA.

All Eligible Unsecured Funded Debt Holders must deliver their completed Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, together with applicable annexes and exhibits), completed Subscription Agreement, and payment of the Aggregate Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Unsecured Funded Debt Holder (with respect to the Eligible Unsecured Funded Debt Holders that are not Equity Commitment Parties) directly to the Subscription Agent on or before the Subscription Expiration Deadline. In all cases, Eligible Unsecured Funded Debt Holders that are Equity Commitment Parties must deliver their payment of the Aggregate Purchase Price payable for the Rights Offering Shares elected to be purchased by such Equity Commitment Party directly to the Subscription Agent no later than the time specified in the EPCA.

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Any overpayment in connection with such election will be returned, without interest, to such Eligible Unsecured Funded Debt Holder as soon as reasonably practicable. Any refund of overpayments that is less than $10.00 shall be paid to the Debtor.

In the event that the funds received by the Subscription Agent from any Eligible Unsecured Funded Debt Holder do not correspond to the Aggregate Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Unsecured Funded Debt Holder, the number of the Rights Offering Shares deemed to be purchased by such Eligible Unsecured Funded Debt Holder will be the lesser of (a) the number of the Rights Offering Shares elected to be purchased by such Eligible Unsecured Funded Debt Holder and (b) a number of the Rights Offering Shares determined by dividing the amount of the funds received by the Rights Offering Share Price.

The cash paid to the Subscription Agent in accordance with these Rights Offering Procedures will be deposited and held by the Subscription Agent in a segregated escrow account designed in escrow agreements mutually satisfactory to the Requisite Commitment Parties and the Debtors until administered in connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such cash for any other purpose prior to the Effective Date and may not encumber or permit such cash to be encumbered with any lien or similar encumbrance. The cash held by the Subscription Agent hereunder shall not be deemed part of the Debtors’ bankruptcy estates and, for the avoidance of doubt, will be non-interest bearing.

6.	Transfer Restriction; Revocation

The Subscription Rights are not detachable from the Allowed Unsecured Funded Debt Claims. If any Subscription Rights are transferred by an Eligible Unsecured Funded Debt Holder, except in connection with a transfer by a Holder of Allowed Unsecured Funded Debt Claims of such underlying Claims, such Subscription Rights will be cancelled and neither such Eligible Unsecured Funded Debt Holder nor the purported transferee will receive any Rights Offering Shares otherwise purchasable on account of such transferred Subscription Rights.

Once an Eligible Unsecured Funded Debt Holder has properly exercised its Subscription Rights, subject to the terms and conditions of the Subscription Agreement and the EPCA in the case of any Equity Commitment Party, such exercise will be irrevocable.

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7.	Return of Payment

If the Rights Offering is not consummated or otherwise terminated prior to the Effective Date, any cash paid to the Subscription Agent will be returned, without interest, to the applicable Eligible Unsecured Funded Debt Holder as soon as reasonably practicable. Unless the Effective Date has occurred, the Rights Offerings will be deemed automatically terminated without any action of any party upon the earlier of (i) withdrawal of the Plan, (ii) termination of the Plan Support Agreement in accordance with its terms, (iii) termination of the EPCA in accordance with its terms and (iv) the Outside Date (as defined in the EPCA) (as such date may be extended pursuant to the terms of the EPCA).

8.	Settlement of the Rights Offering and Distribution of the Rights Offering Shares

The settlement of the Rights Offering is conditioned on confirmation of the Plan by the Bankruptcy Court, compliance by the Debtors with these Rights Offering Procedures, and the simultaneous occurrence of the Effective Date. The Debtors intend that the Rights Offering Shares will be issued to the Eligible Unsecured Funded Debt Holders and/or to any Affiliates (as defined in the Subscription Agreement) that the Eligible Unsecured Funded Debt Holders so designate in the Subscription Form in book-entry form, and that DTC, or its nominee, will be the holder of record of such Rights Offering Shares for any Rights Offering Shares exercised through a Subscription Nominee or those registered holders who wish to hold their Rights Offering Shares at a Subscription Nominee (as designated on the Subscription Form). To the extent DTC is unwilling or unable to make the Rights Offering Shares eligible on the DTC system, the Rights Offering Shares will be issued directly to the Eligible Holders on the books and records of the transfer agent.

9.	Fractional Shares

No fractional rights or Rights Offering Shares will be issued in the Rights Offering. All share allocations (including each Eligible Unsecured Funded Debt Holder’s Rights Offering Shares) will be calculated and rounded down to the nearest whole share.

10.	Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form, and eligibility of any exercise of Subscription Rights shall be determined by the Debtors in consultation with the Requisite Commitment Parties and, if necessary, subject to a final and binding determination by the Bankruptcy Court. The Debtors will not deem received nor otherwise accept Subscription Forms that are incomplete, inaccurate, untimely, or otherwise fail to conform to the requirements set forth in these Rights Offering Procedures and the instructions contained in the Subscription Form. Debtors may, in the exercise of their sole discretion, provide notification to the Subscriber of such defects or irregularities and permit such defects or irregularities to be waived, provided such waiver is executed in writing, or otherwise timely cured. For the avoidance of doubt, Subscription Agreements will be deemed not to have been received or accepted until all defects or irregularities have been waived in writing or timely cured. Neither the Debtors nor the Requisite Commitment Parties, nor Reorganized Debtors nor any of their respective employees, Affiliates, or professionals shall incur any liability for giving, or failing to give, such notification or opportunity to cure.

Before exercising any Subscription Rights, Eligible Unsecured Funded Debt Holders should read the Disclosure Statement and the Plan for information relating to the Debtors and the risk factors to be considered.

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11.	Modification of Procedures

The Debtors reserve the right to modify these Rights Offering Procedures, or adopt additional procedures consistent with these Rights Offering Procedures, to effectuate the Rights Offering and to issue the Rights Offering Shares (subject to consultation with and the consent of the Requisite Commitment Parties, which consent shall not be unreasonably withheld); provided, however, that the Debtors shall provide written notice, including by electronic mail, to each Holder of an Allowed Unsecured Funded Debt Claim of any material modification to these Rights Offering Procedures made after the Subscription Commencement Date. In so doing, the Debtors may execute and enter into agreements and take further action that the Debtors determine in good faith are necessary and appropriate to effectuate and implement the Rights Offering and the issuance of the Rights Offering Shares. Nothing in this paragraph shall be construed so as to permit the Debtors to modify the terms of any executed and delivered Subscription Agreement without the reasonable consent of the Eligible Unsecured Funded Debt Holder party thereto.

Notwithstanding anything to the contrary herein, if any Equity Commitment Party is unable to comply with any of the technical requirements hereunder (e.g., processing and delivering underlying Unsecured Notes through ATOP), the Debtors shall work in good faith to modify these procedures to ensure such Equity Commitment Party can subscribe for all of the Subscription Rights issued to it in accordance with the EPCA, including, by way of example and not limitation, permitting such Equity Commitment Party to demonstrate ownership of Unsecured Notes via medallion signature from a custodian and/or certification from such Equity Commitment Party.

The Debtors shall undertake reasonable procedures to confirm that each participant in the Rights Offering is in fact an Eligible Unsecured Funded Debt Holder, including, but not limited to, requiring additional certifications by such participant to that effect and other diligence measures as the Debtors deem reasonably necessary.

All calculations, including, to the extent applicable, the calculation of (i) the value of any Eligible Unsecured Funded Debt Holder’s Allowed Claims for the purposes of the Rights Offering and (ii) any Eligible Unsecured Funded Debt Holder’s Rights Offering Shares, shall be made in good faith by the Debtor and in each case in accordance with any Claim amounts included in the Plan, and any disputes regarding such calculations shall be subject to a final and binding determination by the Bankruptcy Court.

12.	Inquiries And Transmittal of Documents; Subscription Agent

The Rights Offering Instructions attached hereto should be read carefully and strictly followed by the Eligible Unsecured Funded Debt Holders.

Questions relating to the Rights Offering should be directed to the Subscription Agent toll free at the following telephone numbers: (877) 428-4661 (domestic telephone number) or (929) 955-3421 (international telephone number) or via e-mail at Hertzsubscription@primeclerk.com.

The risk of non-delivery of all documents and payments to the Subscription Agent is on the Eligible Unsecured Funded Debt Holder electing to exercise its Subscription Rights and not the Debtors or the Subscription Agent.

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13.	Failure to Exercise Subscription Rights

Rights Offering Shares that are not exercised will be relinquished on the Subscription Expiration Deadline. If, on or prior to the Subscription Expiration Deadline, the Subscription Agent for any reason does not receive from an Eligible Unsecured Funded Debt Holder a duly completed applicable Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and any other documentation required by these procedures), such Eligible Unsecured Funded Debt Holder shall be deemed to have irrevocably relinquished and waived its right to participate in the Rights Offering in respect of Eligible Holder Securities. Any attempt to exercise Subscription Rights after the Subscription Expiration Deadline in respect of Unsecured Funded Debt Claims shall be null and void and the Company shall not be obligated to honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Deadline regardless of when the documents relating thereto were sent. The method of delivery of the applicable Subscription Form and any other required documents is at each Eligible Unsecured Funded Debt Holder’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery by the Subscription Expiration Deadline.

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HERTZ GLOBAL HOLDINGS, INC.

RIGHTS OFFERING INSTRUCTIONS FOR ELIGIBLE UNSECURED FUNDED DEBT HOLDERS

Terms used and not defined herein or in the Subscription Agreement shall have the meaning assigned to them in the Plan.

To elect to participate in the Rights Offering, you must follow the instructions set out below:

1.	Insert the principal amount of the Allowed Unsecured Funded Debt Claims that you held as of the Record Date or the ATOP Date, as applicable, in Item 1A-H of your Subscription Form, as applicable.

2.	Complete the calculation in Items 2(a)(i)-(viii) of your Subscription Form, as applicable, which calculates the maximum number of Rights Offering Shares available for you to purchase. Such amount must be rounded down to the nearest whole number.

3.	Complete the calculation in Items 2(b)(i)-(viii) of your Subscription Form, as applicable, which calculates the Aggregate Purchase Price for the Rights Offering Shares that you elect to purchase.

4.	Confirm whether you are a Equity Commitment Party pursuant to the representation in Item 3 of your Subscription Form.

5.	Confirm whether you are an Eligible Unsecured Funded Debt Holder pursuant to the representation in Item 4 of your Subscription Form.

6.	Read and complete all information including payment instructions, to the extent applicable, refund information, and registration information in Items 5, 6 and 7 of your Subscription Form.

7.	Read, complete, and sign the certification in Item 9 of your Subscription Form.

8.	Tender/Block the underlying notes.

9.	Read and countersign the Subscription Agreement. Such execution shall indicate your acceptance and approval of the terms and conditions set forth therein.

10.	Read, complete, and sign an IRS Form W-9 if you are a U.S. person. If you are a non-U.S. person, read, complete, and sign an appropriate IRS Form W-8. These forms may be obtained from the IRS at its website: www.irs.gov.

11.	Read, complete, and sign the Investor Qualification Certification Form certifying your status as an Accredited Investor or Qualified Institutional Buyer, attached as Annex A to your Subscription Form. If you are a Holder of Unsecured Notes (that is not a registered holder) complete and return (or arrange with each Subscription Nominee, as applicable, to complete and return, as applicable) the Beneficial Holder Subscription Form, attached as Annex B to the Subscription Form.

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12.	Return your signed Subscription Agreement and Subscription Form (with accompanying Annexes and Exhibits thereto) (and accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Investor Qualification Certification Form), to the Subscription Agent prior to the Subscription Expiration Deadline either via email (in PDF or other standard format) to Hertzsubscription@primeclerk.com or to the following physical addresses via mail:

If by First Class Mail, Hand Delivery, or Overnight Mail:
THE HERTZ CORPORATION RIGHTS OFFERING PROCESSING C/O PRIME CLERK, LLC ONE GRAND CENTRAL PLACE 60 EAST 42ND STREET SUITE 1440 NEW YORK, NY 10165

13.	Arrange for full payment of the Aggregate Purchase Price by wire transfer of immediately available funds, calculated in accordance with Item 2b of your Subscription Form. An Eligible Unsecured Funded Debt Holder that is not a Equity Commitment Party should follow the payment instructions as provided in the Subscription Form. An Eligible Unsecured Funded Debt Holder that is a Equity Commitment Party should follow the payment instructions in the written notice delivered by the Debtors to the Equity Commitment Parties in accordance with the EPCA (the “Funding Notice”).

The Subscription Expiration Deadline is 5:00 p.m. New York City Time on [June 4], 2021.

Eligible Unsecured Funded Debt Holders that are not Equity Commitment Parties should follow the delivery and payment instructions provided in the Subscription Form. Eligible Unsecured Funded Debt Holders that are Equity Commitment Parties should follow the payment instructions in the Funding Notice.

Eligible Unsecured Funded Debt Holders that are not Equity Commitment Parties must deliver the appropriate funding directly to the Subscription Agent no later than the Subscription Expiration Deadline. Eligible Unsecured Funded Debt Holders that are Equity Commitment Parties must deliver the appropriate funding directly to the Subscription Agent no later than the Escrow Account Funding Date.

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Schedule 1

Commitment Schedule

Backstop Commitment
Backstop Investor	Additional Investor Equity Commitment	Termination Payment
Canso Investment Counsel Ltd.	20.67%	$8,230,676
J.P. Morgan Investment Management Inc. and JP Morgan Chase Bank, N.A.	17.57%	$6,994,786
FIDELITY ADVISOR SERIES II; Fidelity Securities Fund; Fidelity Management Trust Company; FIDELITY SUMMER STREET TRUST; Fidelity Investments Canada ULC; Fidelity Canadian Balanced Fund; Fidelity American High Yield Fund; Fidelity Distressed Opportunities Master Fund I, LP; Fidelity Funds SICAV/Fidelity Funds - US High Yield; Japan Trustee Services Bank, LTD.; FMR Capital, Inc. High Income 1 Pilot Portfolio; FMR Capital, Inc. High Income 2 Pilot Portfolio; FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC; Master Trust Bank of Japan Ltd.; FIDELITY ADVISOR SERIES I; Pension Reserves Investment Trust Fund; Fidelity Institutional Asset Management Trust Company; VARIABLE INSURANCE PRODUCTS FUND V	10.97%	$5,333,769
King Street Capital Management, L.P.	N/A	$3,251,336

Backstop Commitment
Backstop Investor	Additional Investor Equity Commitment	Termination Payment
D.E. Shaw Galvanic Portfolios, L.L.C.	9.51%	$3,784,878
Pentwater Capital Management LP	9.30%	$3,701,947
Marathon Asset Management, LP	6.02%	$3,145,371
P. Schoenfeld Asset Management LP	4.90%	$1,949,872
Lord, Abbett & Co. LLC	4.44%	$1,768,189
Nomura Corporate Research and Asset Management Inc.	N/A	$1,004,180
BofA Securities Inc.	N/A	$941,581
Diameter Master Fund LP; Diameter Dislocation Master Fund LP	2.73%	$1,087,266
CarVal Investors LP	2.03%	$808,997
Farmstead Capital Management, LLC	N/A	$657,577
J.P. Morgan Securities LLC	1.90%	$757,355
Eaton Vance Management	1.14%	$659,082
Morgan Stanley & Co., LLC	1.71%	$679,509
Sunrise Partners Limited Partnership (c/o Paloma Partners Management Company)	1.31%	$520,120
Deutsche Bank Securities Inc.	1.16%	$460,623
Susquehanna Advisors Group, Inc.	N/A	$338,852
Millenium CMM, Ltd.	0.74%	$361,148
Wexford Capital LP	0.78%	$311,875
CVC Global Credit Opportunities Master Fund LP	N/A	$254,629

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Backstop Commitment
Backstop Investor	Additional Investor Equity Commitment	Termination Payment
Napier Park Global Capital (US) LP	0.52%	$207,547
One Fin Capital Master Fund LP	0.51%	$203,743
Warlander Partners, LP	N/A	$153,802
400 Capital Credit Opportunities Master Fund Ltd; Boston Patriot Milk St LLC, 400 Capital TX COF I LP	0.42%	$167,021
Carronade Capital Master, LP	N/A	$134,589
Brean Asset Management, LLC	0.36%	$142,919
Whitebox Relative Value Partners, L.P.; Whitebox GT Fund, LP; Whitebox Multi-Strategy Partners, L.P.; Pandora Select Partners, L.P.	0.34%	$134,502
Moore Global Investments, LLC	0.31%	$123,374
Aegon USA Investment Management, LLC	N/A	$88,476
Livello Capital Special Opportunities Master Fund LP	0.26%	$102,980
683 Capital Partners, LP	0.24%	$94,297
Cetus Capital IV, L.P.; Littlejohn Opportunities Master Fund LP; OFM II, L.P.	0.16%	$79,132
Total	100%	$48,636,000

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Direct Equity Commitment
Direct Equity Investor	Direct Investment Portion
Centerbridge Capital Partners IV, L.P.	A number of shares of: Common Stock having an aggregate purchase price of $82,500,000 plus - Preferred Stock having an aggregate purchase price of $192,500,000.
Dundon Capital Partners LLC	A number of shares of Common Stock having an aggregate purchase price of $400,000,000.
Warburg Pincus (Callisto) Global Growth (Cayman), L.P.	A number of shares of: Common Stock having an aggregate purchase price of $22,948,200 plus - Preferred Stock having an aggregate purchase price of $53,545,800.
Warburg Pincus (Europa) Global Growth (Cayman), L.P.	A number of shares of: Common Stock having an aggregate purchase price of $22,233,750 plus - Preferred Stock having an aggregate purchase price of $51,878,750.

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Direct Equity Commitment
Direct Equity Investor	Direct Investment Portion
Warburg Pincus Global Growth-B (Cayman), L.P.	A number of shares of: Common Stock having an aggregate purchase price of $16,106,475 plus - Preferred Stock having an aggregate purchase price of $37,581,775.
Warburg Pincus Global Growth-E (Cayman), L.P.	A number of shares of: Common Stock having an aggregate purchase price of $13,750,275 plus - Preferred Stock having an aggregate purchase price of $32,083,975.
WP Global Growth Partners (Cayman), L.P.	A number of shares of: Common Stock having an aggregate purchase price of $1,968,450 plus - Preferred Stock having an aggregate purchase price of $4,593,050.
Warburg Pincus Global Growth Partners (Cayman), L.P.	A number of shares of: Common Stock having an aggregate purchase price of $5,492,850 plus - Preferred Stock having an aggregate purchase price of $12,816,650.

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Schedule 6.13

HIL Debt Commitment Parties

Commitment Parties
Dundon Capital Partners, LLC
King Street Capital Management, L.P.
Fidelity Management & Research Company
Marathon Asset Management, LP
Pentwater Capital Management LP
D.E. Shaw Composite Fund, L.L.C.
Canso Investment Counsel Ltd.